                                                            Exhibit 17(h)
Seligman
Income and Growth Fund, Inc.

 -------------------------------------------------------------------------------

                                 Annual Report
                                 December 31, 2008

                                 Seeking Total Return

                                 Through a Combination

                                 of Capital Appreciation

                                 and Income, Consistent

                                 With a Prudent Allocation

                                 Between Equity and Fixed

                                 Income Securities



                                 (J. & W. SELIGMAN LOGO)

 Table of Contents




Interview With Your Portfolio Managers.......................    2

Performance and Portfolio Overview...........................    4

Understanding and Comparing Your Fund's Expenses.............   11

Portfolio of Investments.....................................   12

Statement of Assets and Liabilities..........................   22

Statement of Operations......................................   23

Statements of Changes in Net Assets..........................   24

Notes to Financial Statements................................   25

Financial Highlights.........................................   36

Report of Independent Registered Public Accounting Firm......   42

Required Federal Income Tax Information......................   43

Matters Relating to the Directors' Consideration of the
Approval of the
Investment Management Services Agreement.....................   44

Proxy Results................................................   49

Directors and Officers.......................................   50

Additional Fund Information..................................   53

Interview With Your Portfolio Managers

Note: In conjunction with the acquisition of the Fund's previous investment manager by RiverSource Investments, LLC, the Fund's portfolio is now managed by RiverSource Investments.

Q. How did Seligman Income and Growth Fund perform for the year ended December 31, 2008?

A. For the year ended December 31, 2008, Seligman Income and Growth Fund posted a total return of -37.8%, based on the net asset value of Class A shares. During the same period, the Russell 1000 Index returned -36.9%, the Barclays Capital U.S. Government/Credit Index returned 5.7%, and the Barclays Capital Aggregate Bond Index returned 5.2%. The Lipper Mixed-Asset Target Allocation Growth Funds Average, a measure of the Fund's peers, returned -29.7% for the year ended December 31, 2008.

Q. What market conditions and economic factors materially impacted the Fund's investment results during the year?

A. Weak economic data points released in January in manufacturing, employment, and retail sales fueled fears of global recession and sparked a sharp sell-off in equities. The credit freeze continued as growth slowed and banks and brokers reined in capital as the financial system continued to absorb losses related to subprime debt. The combined crises in housing, the credit market, and the economy spurred an activist Federal Reserve Board (the Fed) and the Administration to take unprecedented steps to shore up the economy.

   In March, the Fed intervened to facilitate the sale of investment bank Bear Stearns to JPMorgan Chase. Bear Stearns, an 85-year-old financial institution, was highly leveraged and after losing access to capital, was on the brink of insolvency.

   Seeking to contain the damage and shore up the financial system, the Fed stepped in and engineered the sale of the troubled investment bank. The Administration and Congress were similarly proactive in addressing the crisis. In addition to enacting a $160 billion fiscal stimulus program, the cap on mortgages that Fannie Mae and Freddie Mac can acquire and guarantee was raised in an effort to support home purchases.

   The Fed reacted to the weakening economic outlook with a federal funds target rate cut in January, made between the Fed's regular meetings, followed by three additional decreases during the period. As the Fed moved, however, concerns of inflation grew and the dollar weakened. As the dollar weakened, commodities rallied and stock prices continued to decline. At the end of June, oil prices had reached north of $140 per barrel. The resultant impact was a slowing of consumer spending and the economy itself. Commodity prices reversed course in June, essentially giving back gains earned earlier in the fiscal year. Investors were largely driven out of commodities and commodity-related stocks that had performed well earlier in the period, in search of more defensive positions.

   In September we witnessed the unfolding of several unprecedented events that affected markets on a global scale. Fannie Mae and Freddie Mac were put into conservatorship. On September 15, Lehman Brothers filed for bankruptcy. The ripple effects of the failing of this 158-year old investment bank were widespread. Several cash management funds with exposure to Lehman debt suffered, with the net asset value of the Reserve Primary Fund falling below $1 per share -- "breaking the buck." Credit markets across the globe froze up, which had a significant implication on markets as a whole. Investors started focusing more on higher quality stocks. The stock of any company with a fair amount of debt on its balance sheet suddenly became a question mark to investors.

Interview With Your Portfolio Managers

   The downgrading of AIG's credit rating led to a liquidity crisis (its stock price suffered a 95% decline on September 16, 2008) that ended in the largest government bailout of a company in US history. Merrill Lynch quickly sold itself to Bank of America, and commercial banks WAMU and Wachovia were quickly sold to JPMorgan Chase and Wells Fargo, respectively.

   Personal consumption in the US contracted for the first time in almost two decades during the third quarter of 2008. With mounting job losses, tighter credit conditions, and a significantly amplified level of household debt, the resulting recession has been much deeper than we have experienced in quite some time. The US consumer accounts for approximately two-thirds of the US economy. When the consumer retrenches, as they did during 2008, the resulting impact on the economy as a whole is tremendous.

Q. What investment strategies and techniques materially affected the Fund's investment results during the year?

A. Within the Fund's equity portfolio, the Fund's largest sector allocations during the year were to the information technology and financials sectors. Recessionary concerns, plaguing consumer and business spending alike, were reflected in a slowdown in the technology sector. The credit freeze, which quickly spread abroad, continued to cripple the financials sector. These sectors, along with materials -- in which the Fund maintained a modest average weighting (less than 6%) -- represented the poorest performing sectors of the S&P 500 Index in 2008.

   The Fund's equity portfolio received a positive contribution from its allocation to the health care sector. The sector performed better than most other sectors in the benchmark S&P 500 Index during the year, and the Fund's overweighting aided relative results. The telecommunication services and utilities sectors also contributed positively to the Fund's investment results versus the benchmark.

   Within the Fund's equity portfolio, Internet retailer Amazon.com, investment manager Blackrock, and Delta Air Lines had the largest positive impact on investment results. Detracting from investment results were containerboard manufacturer Smurfit-Stone Container, Bank of America, and retail drugstore chain Rite Aid.

   With regard to the fixed-income portion of the Fund's portfolio, exposure to higher-yielding, lower-quality issues was decreased throughout the year in response to the broad flight-to-quality and our anticipation that growth would remain sluggish. The Fund's allocation to US government and government agency securities was doubled from approximately 7.4% at the beginning of the year to over 15% by year end. The year presented an extremely difficult environment for credit investing, and no matter what strategy was employed, the Fund would always be exposed in some way to credit. Earlier in the period, there was more of a gradation of quality that was recognized by the market. Towards the end of the year, however, there was an almost indiscriminate widening of spreads, which pushed prices down for securities other than US government and government agency instruments.


--------
The views and opinions expressed are those of the Portfolio Manager(s), are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendations for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice.

Performance and Portfolio Overview

This section of the report is intended to help you understand the performance of Seligman Income and Growth Fund and to provide a summary of the Fund's portfolio characteristics.

Performance data quoted in this report represents past performance and does not guarantee or indicate future investment results. The rates of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns of the Fund (except for Class I shares) as of the most recent month-end will be available at WWW.SELIGMAN.COM(1) by the seventh business day following that month-end. Calculations assume reinvestment of distributions, if any. Performance data quoted does not reflect the deduction of taxes that an investor may pay on distributions or the redemption of shares.

The chart on page 5 compares $10,000 hypothetical investments made in Class A shares, with and without the initial 5.75% maximum sales charge and in Class B shares, without contingent deferred sales charge ("CDSC"), to $10,000 investments made in the Barclays Capital Aggregate Bond Index (Barclays Capital Index), the Russell 1000 Value Index (Russell Index) and the Blended Index, for the ten-year period ended December 31, 2008. The ten-year return for Class B shares reflects automatic conversion to Class A shares approximately eight years after their date of purchase. The performance of Class C, Class I and Class R shares, which commenced on later dates, and of Class A and Class B shares for other periods, with and without applicable sales charges and CDSC, is not shown in the chart but is included in the total returns table that follows the chart. The performance of Class C, Class I and Class R shares will differ from the performance shown for Class A and Class B, shares, based on the differences in sales charges and fees paid by shareholders. The Barclays Capital Index, the Russell Index and the Blended Index exclude the effect of taxes, fees and sales charges.

Returns for Class A shares are calculated with and without the effect of the initial 5.75% maximum sales charge that became effective on January 7, 2008. Returns for Class B shares are calculated with and without the effect of the maximum 5% CDSC, charged on redemptions made within one year of the date of purchase, declining to 1% in the sixth year and 0% thereafter. Returns for Class C and Class R shares are calculated with and without the effect of the 1% CDSC, charged on redemptions made within one year of purchase. Returns for Class C shares would have been lower for periods prior to June 4, 2007 if the 1% initial sales charge then in effect was incurred. On May 16, 2008, Class D shares of the Fund were converted to Class C shares at their respective net asset values. Effective at the close of business on May 16, 2008, Class D shares are no longer offered by the Fund. Class I shares do not have sales charges, and returns are calculated accordingly.

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

-------
(1) The website reference is an inactive textual reference and information contained in or otherwise accessible through this website does not form a part of this report or the Fund's prospectuses or statement of additional information.

Performance and Portfolio Overview

                               (Performance chart)

Investment Results
TOTAL RETURNS
For Periods Ended December 31, 2008
--------------------------------------------------------------------------------

                                                    AVERAGE ANNUAL
                              ----------------------------------------------------------
                                                                             CLASS I AND
                                                                  CLASS C      CLASS R
                                                                   SINCE        SINCE
                                SIX       ONE     FIVE    TEN    INCEPTION    INCEPTION
                              MONTHS*    YEAR    YEARS   YEARS    5/27/99      4/30/03
----------------------------------------------------------------------------------------

CLASS A
----------------------------------------------------------------------------------------
With Sales Charge              (34.30)% (41.41)% (6.26)% (3.82)%     n/a          n/a
----------------------------------------------------------------------------------------
Without Sales Charge           (30.30)  (37.84)  (5.14)  (3.24)      n/a          n/a
----------------------------------------------------------------------------------------
CLASS B
----------------------------------------------------------------------------------------
With CDSC#                     (33.97)  (41.28)  (6.18)    n/a       n/a          n/a
----------------------------------------------------------------------------------------
Without CDSC                   (30.55)  (38.29)  (5.84)  (3.81)+     n/a          n/a
----------------------------------------------------------------------------------------
CLASS C
----------------------------------------------------------------------------------------
With 1% CDSC                   (31.18)  (38.84)    n/a     n/a       n/a          n/a
----------------------------------------------------------------------------------------
Without CDSC                   (30.49)  (38.24)  (5.84)    n/a     (4.09)%        n/a
----------------------------------------------------------------------------------------
CLASS I                        (30.18)  (37.62)  (5.04)    n/a       n/a        (2.42)%
----------------------------------------------------------------------------------------
CLASS R
----------------------------------------------------------------------------------------
With 1% CDSC                   (31.01)  (38.53)    n/a     n/a       n/a          n/a
----------------------------------------------------------------------------------------
Without CDSC                   (30.33)  (37.93)  (5.33)    n/a       n/a        (2.72)
----------------------------------------------------------------------------------------
BENCHMARKS**
----------------------------------------------------------------------------------------
Barclays Capital Aggregate
Bond Index                       4.07     5.24    4.65    5.63      5.98         4.43
----------------------------------------------------------------------------------------
Barclays Capital U.S.
Government/Credit Index          4.68     5.70    4.64    5.64      6.09         4.43
----------------------------------------------------------------------------------------
Lipper Mixed-Asset Target
Allocation Growth Funds
Average                        (23.93)  (29.73)  (0.66)   0.86      1.03         2.18
----------------------------------------------------------------------------------------
                                                                  (Continued on page 6.)

-------
See footnotes on page 6.

Performance and Portfolio Overview

                                                    AVERAGE ANNUAL
                              ----------------------------------------------------------
                                                                             CLASS I AND
                                                                  CLASS C      CLASS R
                                                                   SINCE        SINCE
                                SIX       ONE     FIVE    TEN    INCEPTION    INCEPTION
                              MONTHS*    YEAR    YEARS   YEARS    5/27/99      4/30/03
----------------------------------------------------------------------------------------
Russell 1000 Value Index       (26.93)% (36.85)% (0.79)%  1.36%     0.58%        3.38%
----------------------------------------------------------------------------------------
Russell 1000 Value/Barclays
Capital Aggregate Bond
Blended Index                  (14.53)  (20.01)   1.39    3.07      2.74++       3.80
----------------------------------------------------------------------------------------
S&P 500 Index                  (28.47)  (36.99)  (2.19)  (1.38)    (1.92)        1.67
----------------------------------------------------------------------------------------
S&P 500/Barclays Capital
U.S. Government/Credit
Blended Index                  (17.06)  (22.17)  (1.30)  (0.81)    (1.13)++      1.02
----------------------------------------------------------------------------------------






NET ASSET VALUE PER SHARE

--------------------------------------------------------------------------------


                 12/31/08   6/30/08   12/31/07
----------------------------------------------
CLASS A            $7.85     $11.48    $13.12
----------------------------------------------
CLASS B             7.81      11.42     13.05
----------------------------------------------
CLASS C             7.81      11.41     13.04
----------------------------------------------
CLASS I             7.92      11.57     13.20
----------------------------------------------
CLASS R             7.87      11.50     13.14
----------------------------------------------



DIVIDENDS PER SHARE AND YIELD INFORMATION
For Periods Ended December 31, 2008
--------------------------------------------------------------------------------

                                     SEC 30-DAY
DIVIDENDS PAID(o)                     YIELD(oo)
-----------------------------------------------------------
CLASS A                $0.40            1.46%
-----------------------------------------------------------
CLASS B                 0.32            0.81
-----------------------------------------------------------
CLASS C                 0.32            0.81
-----------------------------------------------------------
CLASS I                 0.41            1.60
-----------------------------------------------------------
CLASS R                 0.38            1.29
-----------------------------------------------------------





-------

 * Returns for periods of less than one year are not annualized.
** Effective November 7, 2008, to better align the primary benchmark index with the investment strategy of the Fund, the S&P 500 Index is replaced with the Russell 1000 Value Index. In addition, the Barclays Capital U.S. Government/Credit Index is replaced with the Barclays Capital Aggregate Bond Index and the Blended Index comprised of a 60% weighting in the S&P 500 Index and a 40% weighting in the Barclays Capital U.S. Government/Credit Index is replaced with a new Blended Index comprised of 60% weighting in the Russell 1000 Value Index and 40% in the Barclays Capital Aggregate Bond Index. Information on each of the old indices will be included for a one year transition period. The Barclays Capital Aggregate Bond Index (Barclays Capital Index), the Blended Index, the Lipper Mixed-Asset Target Allocation Growth Funds Average (Lipper Average), and the Russell 1000 Value Index (Russell Index) are unmanaged benchmarks that assume reinvestment of all distributions. The Barclays Capital Index is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The Blended Index is an index created by River Source Investments, LLC, the Fund's Manager. The Lipper Mixed-Asset Target Allocation Growth Funds Average measures the performance of funds that, by portfolio practice, maintain a mix of between 60% - 80% equity securities, with the remainder invested in bonds, cash and cash equivalents. The Russell Index measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The Lipper Average excludes the effect of fees, taxes and sales charges. The Barclays Capital Index, the Blended Index, and the Russell Index exclude the effect of fees, taxes, sales charges and expenses. Investors cannot invest directly in an index or an average.
 # The CDSC is 5% if you sell your shares within one year of purchase and 2% for the five-year period.
 + The ten-year return for Class B shares reflects automatic conversion to Class
   A shares approximately eight years after their date of purchase.
++ From May 28, 1999.
 o Represents per share amount paid or declared during the year ended December 31, 2008.
oo Current yield, representing the annualized yield for the 30-day period ended
   December 31, 2008, has been computed in accordance with SEC regulations and will vary.

Performance and Portfolio Overview

Composition of Net Assets
--------------------------------------------------------------------------------


                                                     PERCENT OF NET
                                                         ASSETS
                                                  -------------------
                                                  12/31/08   12/31/07
---------------------------------------------------------------------------
Common Stocks                                        60.7       61.7
---------------------------------------------------------------------------
US Government and Government Agency Securities       15.8        7.4
---------------------------------------------------------------------------
Corporate Bonds                                       8.2       15.8
---------------------------------------------------------------------------
Preferred Stocks                                      3.3        6.2
---------------------------------------------------------------------------
Collateralized Mortgage Obligations                   1.8        0.8
---------------------------------------------------------------------------
Asset-Backed Securities                               1.4        1.1
---------------------------------------------------------------------------
Foreign Government Agency Securities                  0.5         --
---------------------------------------------------------------------------
Equity-Linked Notes                                   0.1        5.1
---------------------------------------------------------------------------
Options Purchased                                      --        0.8
---------------------------------------------------------------------------
Other Short-Term Holdings and Other Assets Less
Liabilities                                           8.2        1.1
---------------------------------------------------------------------------
TOTAL                                               100.0      100.0
---------------------------------------------------------------------------


Performance and Portfolio Overview


Diversification of Net Assets
--------------------------------------------------------------------------------


                                     PERCENT OF NET ASSETS
                                     ---------------------
                                          DECEMBER 31,
                                     ---------------------
                                       2008         2007
----------------------------------------------------------
COMMON STOCKS, PREFERRED STOCKS AND
CORPORATE BONDS:

----------------------------------------------------------



Aerospace and Defense                    1.6          1.9
----------------------------------------------------------
Air Freight and Logistics                1.1           --
----------------------------------------------------------
Airlines                                 2.3          1.2
----------------------------------------------------------
Auto Components                           --          1.1
----------------------------------------------------------
Automobiles                               --          1.1
----------------------------------------------------------
Beverages                                0.2          0.2
----------------------------------------------------------
Biotechnology                             --          1.1
----------------------------------------------------------
Capital Markets                          1.0          5.6
----------------------------------------------------------
Chemicals                                1.5          1.2
----------------------------------------------------------
Commercial Banks                         0.9          1.8
----------------------------------------------------------
Commercial Services and Supplies         0.1          0.7
----------------------------------------------------------
Communications Equipment                 3.4          4.7
----------------------------------------------------------
Computers and Peripherals                1.6          3.1
----------------------------------------------------------
Construction and Engineering             0.3          0.8
----------------------------------------------------------
Consumer Finance                         0.4          1.8
----------------------------------------------------------
Containers and Packaging                 0.2          2.0
----------------------------------------------------------
Diversified Financial Services           3.6          3.0
----------------------------------------------------------
Diversified Telecommunication
Services                                 4.3          2.6
----------------------------------------------------------
Electric Utilities                       2.7          1.2
----------------------------------------------------------
Electrical Equipment                     0.4          0.3
----------------------------------------------------------
Energy Equipment and Services            3.9          2.5
----------------------------------------------------------
Food and Staples Retailing               2.7          1.7
----------------------------------------------------------
Food Products                            0.2          0.8
----------------------------------------------------------
Gas Utilities                            0.4          0.1
----------------------------------------------------------
Health Care Equipment and Supplies       0.2          0.7
----------------------------------------------------------
Health Care Providers and Services       0.8          2.4
----------------------------------------------------------
Hotels, Restaurants and Leisure          0.7          0.8
----------------------------------------------------------
Household Durables                       0.2          0.3
----------------------------------------------------------
Household Products                       0.2          0.2
----------------------------------------------------------
Independent Power Producers and
Energy Traders                           0.3          0.4
----------------------------------------------------------
Industrial Conglomerates                 0.4          1.9
----------------------------------------------------------
Insurance                                3.6          1.5
----------------------------------------------------------
Internet Software and Services           1.4          1.6
----------------------------------------------------------
IT Services                               --          0.3
----------------------------------------------------------
Life Sciences Tools and Services          --          0.4
----------------------------------------------------------
Machinery                                0.2          0.9
----------------------------------------------------------
Media                                    0.7          2.9
----------------------------------------------------------
Metals and Mining                        1.4          1.5
----------------------------------------------------------
Multi-Utilities                          2.6          0.9
----------------------------------------------------------
Multiline Retail                         1.0          1.8
----------------------------------------------------------
Office Electronics                        --          0.2
----------------------------------------------------------
Oil, Gas and Consumable Fuels            9.1          8.4
----------------------------------------------------------
Pharmaceuticals                          7.7          3.8
----------------------------------------------------------
Real Estate Investment Trusts            0.2          0.5
----------------------------------------------------------
Road and Rail                            0.1          0.4
----------------------------------------------------------
Semiconductors and Semiconductor
Equipment                                1.9          2.8
----------------------------------------------------------
Software                                 3.1          1.2
----------------------------------------------------------
Specialty Retail                         0.4          0.9
----------------------------------------------------------
Textiles, Apparel and Luxury Goods        --          0.4
----------------------------------------------------------
Thrifts and Mortgage Finance              --          2.8
----------------------------------------------------------
Tobacco                                  2.8          1.8
----------------------------------------------------------
Trading Companies and Distributors        --          0.2
----------------------------------------------------------
Water Utilities                           --          0.1
----------------------------------------------------------
Wireless Telecommunication Services      0.4          1.2
----------------------------------------------------------
TOTAL COMMON STOCKS, PREFERRED
STOCKS AND CORPORATE BONDS              72.2         83.7
----------------------------------------------------------
US GOVERNMENT AND GOVERNMENT AGENCY
SECURITIES                              15.8          7.4
----------------------------------------------------------
EQUITY-LINKED NOTES                      0.1          5.1
----------------------------------------------------------
COLLATERALIZED MORTGAGE OBLIGATIONS      1.8          0.8
----------------------------------------------------------
ASSET-BACKED SECURITIES                  1.4          1.1
----------------------------------------------------------
OPTIONS PURCHASED                         --          0.8
----------------------------------------------------------
FOREIGN GOVERNMENT AGENCY
SECURITIES                               0.5           --
----------------------------------------------------------
OTHER SHORT-TERM HOLDINGS AND OTHER
ASSETS LESS LIABILITIES                  8.2          1.1
----------------------------------------------------------
TOTAL                                  100.0        100.0
----------------------------------------------------------


Performance and Portfolio Overview


Largest Industries+
December 31, 2008
--------------------------------------------------------------------------------

                          (LARGEST INDUSTRIES GRAPHIC)

Largest Portfolio Holdings++
December 31, 2008
--------------------------------------------------------------------------------

                                                                     PERCENT OF
SECURITY(o)                                        VALUE             NET ASSETS
-------------------------------------------------------------------------------
US Treasury Notes 1.25%, 11/30/2010             $1,466,026               3.7
-------------------------------------------------------------------------------
Chevron                                            849,989               2.2
-------------------------------------------------------------------------------
Delta Air Lines                                    779,555               2.0
-------------------------------------------------------------------------------
Exxon Mobil                                        762,536               1.9
-------------------------------------------------------------------------------
Intel                                              733,850               1.9
-------------------------------------------------------------------------------
AT&T                                               733,334               1.9
-------------------------------------------------------------------------------
JPMorgan Chase                                     602,097               1.5
-------------------------------------------------------------------------------
Wal-Mart Stores                                    593,843               1.5
-------------------------------------------------------------------------------
Wyeth                                              554,548               1.4
-------------------------------------------------------------------------------
Pfizer                                             519,930               1.3
-------------------------------------------------------------------------------




There can be no assurance that the securities presented have remained or will remain in the Fund's portfolio. Information regarding the Fund's portfolio holdings should not be construed as a recommendation to buy or sell any security or as an indication that any security is suitable for a particular investor.

-------
See footnotes on page 10.

Performance and Portfolio Overview


Largest Portfolio Changes
July 1 to December 31, 2008
--------------------------------------------------------------------------------


LARGEST PURCHASES
-------------------------------------------------------
US Treasury Notes 1.25%, 11/30/2010*
-------------------------------------------------------
Wal-Mart Stores*
-------------------------------------------------------
Lorillard*
-------------------------------------------------------
Everest Re Group*
-------------------------------------------------------
Intel
-------------------------------------------------------
ACE*
-------------------------------------------------------
Citigroup*
-------------------------------------------------------
US Treasury Bonds 4.375%, 2/15/2038*
-------------------------------------------------------
Bank of America
-------------------------------------------------------
Marsh & McLennan Companies*
-------------------------------------------------------
LARGEST SALES
-------------------------------------------------------
Exxon Mobil
-------------------------------------------------------
Cephalon**
-------------------------------------------------------
UST**
-------------------------------------------------------
General Electric**
-------------------------------------------------------
Barr Pharmaceuticals**
-------------------------------------------------------
Target
-------------------------------------------------------
Marvell Technology Group**
-------------------------------------------------------
Macrovision Solutions**
-------------------------------------------------------
ImClone Systems**
-------------------------------------------------------
US Treasury Bonds 5%, 5/15/2037**
-------------------------------------------------------



Largest portfolio changes from the previous period to the current period are based on cost of purchases and proceeds from sales of securities, listed in descending order.

-------

   + Excludes US Government and Government Agency securities and options purchased.
  ++  Excludes short-term holdings and options purchased.
 (o) Represents common stock unless otherwise stated. The Fund also may hold other securities issued by the companies listed.
   *  Position added during the period.
  **  Position eliminated during the period.

Understanding and Comparing
Your Fund's Expenses

As a shareholder of the Fund, you incur ongoing expenses, such as management fees, distribution and service (12b-1) fees (if applicable), and other Fund expenses. The information below is intended to help you understand your ongoing expenses (in dollars) of investing in the Fund and to compare them with the ongoing expenses of investing in other mutual funds. Please note that the expenses shown in the table are meant to highlight your ongoing expenses only and do not reflect any transactional costs, such as sales charges (also known as loads) on certain purchases or redemptions. Therefore, the table is useful in comparing ongoing expenses only, and will not help you to determine the relative total expenses of owning different funds. In addition, if transactional costs were included, your total expenses would have been higher.

The table is based on an investment of $1,000 invested at the beginning of July 1, 2008 and held for the entire six-month period ended December 31, 2008.

ACTUAL EXPENSES
The table below provides information about actual expenses and actual account values. You may use the information, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value at the beginning of the period by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled "Expenses Paid During Period" for the Fund's share class that you own to estimate the expenses that you paid on your account during the period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The table below also provides information about hypothetical expenses and hypothetical account values based on the actual expense ratio of each class and an assumed rate of return of 5% per year before expenses, which is not the actual return of any class of the Fund. The hypothetical expenses and account values may not be used to estimate the ending account value or the actual expenses you paid for the period. You may use this information to compare the ongoing expenses of investing in the Fund and other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other mutual funds.


                                                       ACTUAL                HYPOTHETICAL
                                              -----------------------  ------------------------
                       BEGINNING               ENDING   EXPENSES PAID    ENDING   EXPENSES PAID
                        ACCOUNT   ANNUALIZED   ACCOUNT  DURING PERIOD   ACCOUNT   DURING PERIOD
                         VALUE      EXPENSE     VALUE     7/1/08 TO      VALUE      7/1/08 TO
                         7/1/08      RATIO*   12/31/08     12/31/08**   12/31/08     12/31/08**
-----------------------------------------------------------------------------------------------
Class A                $1,000.00     1.65%     $697.00      $ 7.02     $1,016.86      $ 8.35
-----------------------------------------------------------------------------------------------
Class B                 1,000.00     2.40       694.50       10.23      1,013.06       12.15
-----------------------------------------------------------------------------------------------
Class C                 1,000.00     2.38       695.10       10.15      1,013.16       12.05
-----------------------------------------------------------------------------------------------
Class I                 1,000.00     1.59       698.20        6.79      1,017.14        8.06
-----------------------------------------------------------------------------------------------
Class R                 1,000.00     1.89       696.70        8.06      1,015.63        9.58
-----------------------------------------------------------------------------------------------




-------
   * Expenses of Class B, Class C, Class I and Class R shares differ from the expenses of Class A shares due to the differences in 12b-1 fees and other class-specific expenses paid by each share class. See the Fund's prospectuses for a description of each share class and its fees, expenses, and sales charges.
   ** Expenses are equal to the annualized expense ratio based on actual expenses for the period July 1, 2008 to December 31, 2008, multiplied by the average account value over the period, multiplied by 184/366 (number of days in the period).

Portfolio of Investments
December 31, 2008


                                                SHARES          VALUE

COMMON STOCKS 60.7%
------------------------------------------------------------------------
AEROSPACE AND DEFENSE 1.6%
------------------------------------------------------------------------

Boeing                                           3,175       $   135,477
------------------------------------------------------------------------
Honeywell International                          8,650           283,980
------------------------------------------------------------------------
United Technologies                              4,160           222,976
------------------------------------------------------------------------
                                                                 642,433
------------------------------------------------------------------------

AIR FREIGHT AND LOGISTICS 1.1%
------------------------------------------------------------------------

United Parcel Service (Class B)                  7,555           416,734
------------------------------------------------------------------------

AIRLINES 2.3%
------------------------------------------------------------------------

Delta Air Lines*                                68,024           779,555
------------------------------------------------------------------------
UAL*                                            11,606           127,898
------------------------------------------------------------------------
                                                                 907,453
------------------------------------------------------------------------

CAPITAL MARKETS 0.7%
------------------------------------------------------------------------

Bank of New York Mellon                          6,241           176,808
------------------------------------------------------------------------
Fortress Investment Group (Class A)             20,800            20,800
------------------------------------------------------------------------
State Street                                     2,300            90,459
------------------------------------------------------------------------
                                                                 288,067
------------------------------------------------------------------------

COMMERCIAL BANKS 0.5%
------------------------------------------------------------------------

Wells Fargo                                      7,300           215,204
------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT 3.4%
------------------------------------------------------------------------

Cisco Systems*                                  19,709           321,257
------------------------------------------------------------------------
Comverse Technology*                            52,861           330,910
------------------------------------------------------------------------
Nokia (ADR)                                     18,179           283,592
------------------------------------------------------------------------
Nortel Networks*                                 1,406               366
------------------------------------------------------------------------
QUALCOMM                                        11,500           412,045
------------------------------------------------------------------------
                                                               1,348,170
------------------------------------------------------------------------

COMPUTERS AND PERIPHERALS 1.6%
------------------------------------------------------------------------

Apple*                                           2,600           221,910
------------------------------------------------------------------------
Hewlett-Packard                                 10,730           389,392
------------------------------------------------------------------------
                                                                 611,302
------------------------------------------------------------------------

CONSTRUCTION AND ENGINEERING 0.2%
------------------------------------------------------------------------

Foster Wheeler*                                  3,900            91,182
------------------------------------------------------------------------

CONSUMER FINANCE 0.4%
------------------------------------------------------------------------

American Express                                 9,000           166,950
------------------------------------------------------------------------

CONTAINERS AND PACKAGING 0.2%
------------------------------------------------------------------------

Packaging Corporation of America                 3,900            52,494
------------------------------------------------------------------------
Smurfit-Stone Container*                       101,444            25,868
------------------------------------------------------------------------
                                                                  78,362
------------------------------------------------------------------------


-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                                SHARES          VALUE
DIVERSIFIED FINANCIAL SERVICES 3.3%
------------------------------------------------------------------------

Bank of America                                 31,009       $   436,607
------------------------------------------------------------------------
CIT Group                                       29,900           135,746
------------------------------------------------------------------------
Citigroup                                       16,752           112,406
------------------------------------------------------------------------
JPMorgan Chase                                  19,096           602,097
------------------------------------------------------------------------
                                                               1,286,856
------------------------------------------------------------------------
DIVERSIFIED TELECOMMUNICATION SERVICES 3.6%
------------------------------------------------------------------------
AT&T                                            25,731           733,334
------------------------------------------------------------------------
Frontier Communications                         23,500           205,390
------------------------------------------------------------------------
Qwest Communications International             111,271           405,026
------------------------------------------------------------------------
TW Telecom*                                      9,800            83,006
------------------------------------------------------------------------
                                                               1,426,756
------------------------------------------------------------------------

ELECTRIC UTILITIES 0.5%
------------------------------------------------------------------------

Exelon                                           3,500           194,635
------------------------------------------------------------------------

ELECTRICAL EQUIPMENT 0.4%
------------------------------------------------------------------------

ABB (ADR)                                       10,895           163,534
------------------------------------------------------------------------
ENERGY EQUIPMENT AND SERVICES 3.4%
------------------------------------------------------------------------
Baker Hughes                                     5,767           184,948
------------------------------------------------------------------------
Exterran Holdings*                               3,500            74,550
------------------------------------------------------------------------
Halliburton                                     13,283           241,485
------------------------------------------------------------------------
Noble                                            4,200            92,778
------------------------------------------------------------------------
Schlumberger                                     3,832           162,209
------------------------------------------------------------------------
Transocean*                                      8,622           407,389
------------------------------------------------------------------------
Weatherford International*                      15,308           165,632
------------------------------------------------------------------------
                                                               1,328,991
------------------------------------------------------------------------
FOOD AND STAPLES RETAILING 2.2%
------------------------------------------------------------------------
CVS/Caremark                                     8,800           252,912
------------------------------------------------------------------------
Wal-Mart Stores                                 10,593           593,843
------------------------------------------------------------------------
                                                                 846,755
------------------------------------------------------------------------

HEALTH CARE EQUIPMENT AND SUPPLIES 0.2%
------------------------------------------------------------------------

Zimmer Holdings*                                 2,100            84,882
------------------------------------------------------------------------

HEALTH CARE PROVIDERS AND SERVICES 0.8%
------------------------------------------------------------------------

CIGNA                                            9,075           152,914
------------------------------------------------------------------------
UnitedHealth Group                               6,886           183,168
------------------------------------------------------------------------
                                                                 336,082
------------------------------------------------------------------------

HOTELS, RESTAURANTS AND LEISURE 0.7%
------------------------------------------------------------------------

Carnival                                        11,927           290,065
------------------------------------------------------------------------

HOUSEHOLD DURABLES 0.2%
------------------------------------------------------------------------

Whirlpool                                        1,931            79,847
------------------------------------------------------------------------


-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                                SHARES          VALUE
INDEPENDENT POWER PRODUCERS AND ENERGY TRADERS 0.3%
------------------------------------------------------------------------

AES*                                            14,700       $   121,128
------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES 0.4%
------------------------------------------------------------------------

3M                                               2,500           143,850
------------------------------------------------------------------------

INSURANCE 3.5%
------------------------------------------------------------------------

ACE                                              8,015           424,154
------------------------------------------------------------------------
Everest Re Group                                 5,333           406,054
------------------------------------------------------------------------
Marsh & McLennan Companies                      11,218           272,261
------------------------------------------------------------------------
Prudential Financial                             4,148           125,518
------------------------------------------------------------------------
RenaissanceRe Holdings                           1,336            68,884
------------------------------------------------------------------------
XL Capital (Class A)                            16,016            59,259
------------------------------------------------------------------------
                                                               1,356,130
------------------------------------------------------------------------

INTERNET SOFTWARE AND SERVICES 1.4%
------------------------------------------------------------------------

SAVVIS                                          30,134           207,623
------------------------------------------------------------------------
Yahoo!*                                         28,445           347,029
------------------------------------------------------------------------
                                                                 554,652
------------------------------------------------------------------------
MACHINERY 0.2%
------------------------------------------------------------------------
Deere                                            2,189            83,882
------------------------------------------------------------------------

METALS AND MINING 1.3%
------------------------------------------------------------------------

Alcoa                                            9,260           104,268
------------------------------------------------------------------------
Barrick Gold                                     5,100           187,527
------------------------------------------------------------------------
Freeport-McMoRan Copper & Gold                   3,700            90,428
------------------------------------------------------------------------
Nucor                                            2,408           111,250
------------------------------------------------------------------------
                                                                 493,473
------------------------------------------------------------------------

MULTI-UTILITIES 1.4%
------------------------------------------------------------------------

Public Service Enterprise Group                 12,400           361,708
------------------------------------------------------------------------
TECO Energy                                     16,300           201,305
------------------------------------------------------------------------
                                                                 563,013
------------------------------------------------------------------------

MULTILINE RETAIL 1.0%
------------------------------------------------------------------------

Kohl's*                                          5,803           210,069
------------------------------------------------------------------------
Macy's                                           4,083            42,259
------------------------------------------------------------------------
Target                                           4,000           138,120
------------------------------------------------------------------------
                                                                 390,448
------------------------------------------------------------------------

OIL, GAS AND CONSUMABLE FUELS 8.2%
------------------------------------------------------------------------

Anadarko Petroleum                               5,660           218,193
------------------------------------------------------------------------
Apache                                           2,893           215,615
------------------------------------------------------------------------
Chevron                                         11,491           849,989
------------------------------------------------------------------------
ConocoPhillips                                   8,431           436,726
------------------------------------------------------------------------
El Paso                                         24,400           191,052
------------------------------------------------------------------------
Exxon Mobil                                      9,552           762,536
------------------------------------------------------------------------

-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                                SHARES          VALUE
OIL, GAS AND CONSUMABLE FUELS (continued)
------------------------------------------------------------------------
Occidental Petroleum                             3,300       $   197,967
------------------------------------------------------------------------
Valero Energy                                    7,226           156,371
------------------------------------------------------------------------
XTO Energy                                       5,200           183,404
------------------------------------------------------------------------
                                                               3,211,853
------------------------------------------------------------------------

PHARMACEUTICALS 7.7%
------------------------------------------------------------------------

Abbott Laboratories                              7,028           375,084
------------------------------------------------------------------------
Bristol-Myers Squibb                            14,500           337,125
------------------------------------------------------------------------
Merck                                            6,788           206,355
------------------------------------------------------------------------
Mylan Laboratories                              38,000           375,820
------------------------------------------------------------------------
Pfizer                                          29,358           519,930
------------------------------------------------------------------------
Schering-Plough                                 30,001           510,917
------------------------------------------------------------------------
Sepracor*                                       11,900           130,662
------------------------------------------------------------------------
Wyeth                                           14,784           554,548
------------------------------------------------------------------------
                                                               3,010,441
------------------------------------------------------------------------

SEMICONDUCTORS AND SEMICONDUCTOR EQUIPMENT 1.9%
------------------------------------------------------------------------

Intel                                           50,058           733,850
------------------------------------------------------------------------
SOFTWARE 3.1%
------------------------------------------------------------------------
Activision Blizzard*                            35,600           307,584
------------------------------------------------------------------------
Microsoft                                       26,169           508,725
------------------------------------------------------------------------
Oracle*                                         22,118           392,152
------------------------------------------------------------------------
                                                               1,208,461
------------------------------------------------------------------------

SPECIALTY RETAIL 0.4%
------------------------------------------------------------------------

Home Depot                                       6,448           148,433
------------------------------------------------------------------------
TOBACCO 2.4%
------------------------------------------------------------------------
Lorillard                                        7,688           433,219
------------------------------------------------------------------------
Philip Morris International*                    11,665           507,544
------------------------------------------------------------------------
                                                                 940,763
------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES 0.2%
------------------------------------------------------------------------

NII Holdings*                                    3,900            70,902
------------------------------------------------------------------------
TOTAL COMMON STOCKS (Cost $37,730,845)                        23,835,539
------------------------------------------------------------------------

PREFERRED STOCKS 3.3%
------------------------------------------------------------------------

CHEMICALS 1.3%
------------------------------------------------------------------------
E. I. duPont de Nemours (Series A) $3.50         4,300           266,342
------------------------------------------------------------------------
E. I. duPont de Nemours (Series B) $4.50         3,500           246,050
------------------------------------------------------------------------
                                                                 512,392
------------------------------------------------------------------------

COMMERCIAL BANKS 0.4%
------------------------------------------------------------------------
HSBC USA (Series F) 5.479%(#)                   13,100           163,750
------------------------------------------------------------------------




-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                                   SHARES,
                                              SHARES SUBJECT TO
                                                   CALL OR
                                                  PRINCIPAL
                                                   AMOUNT            VALUE

ELECTRIC UTILITIES  0.8%
-----------------------------------------------------------------------------
Pacific Gas and Electric (Series A) 6%            12,400 shs.     $   310,000
-----------------------------------------------------------------------------

MULTI-UTILITIES 0.8%
-----------------------------------------------------------------------------

Consolidated Edison (Series A) $5.00               3,500              297,535
-----------------------------------------------------------------------------
TOTAL PREFERRED STOCKS (Cost $1,565,000)                            1,283,677
-----------------------------------------------------------------------------

OPTIONS PURCHASED* 0.0%
-----------------------------------------------------------------------------


COMMUNICATIONS EQUIPMENT 0.0%
-----------------------------------------------------------------------------

JDS Uniphase, Call expiring January 2009 at
  $15                                            241,000                  241
-----------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES 0.0%
-----------------------------------------------------------------------------

Citigroup, Call expiring January 2009 at $30     132,000                  132
-----------------------------------------------------------------------------

INTERNET SOFTWARE AND SERVICES 0.0%
-----------------------------------------------------------------------------

Yahoo!, Call expiring January 2009 at $25        285,000                  713
-----------------------------------------------------------------------------
Yahoo!, Call expiring January 2009 at $30        134,000                  268
-----------------------------------------------------------------------------
                                                                          981
-----------------------------------------------------------------------------

PHARMACEUTICALS 0.0%
-----------------------------------------------------------------------------

Bristol-Myers Squibb, Call expiring January
  2009 at $25                                    173,000                3,806
-----------------------------------------------------------------------------

SEMICONDUCTORS AND SEMICONDUCTOR EQUIPMENT 0.0%
-----------------------------------------------------------------------------

Marvell Technology Group, Call expiring
  January 2009 at $15                             82,000                  410
-----------------------------------------------------------------------------
Marvell Technology Group, Call expiring
  January 2009 at $20                            216,000                  540
-----------------------------------------------------------------------------
                                                                          950
-----------------------------------------------------------------------------
TOTAL OPTIONS PURCHASED (Cost $362,489)                                 6,110
-----------------------------------------------------------------------------

US GOVERNMENT AND GOVERNMENT AGENCY SECURITIES 15.8%
-----------------------------------------------------------------------------


US GOVERNMENT SECURITIES 7.7%
-----------------------------------------------------------------------------

US Treasury Bonds:
-----------------------------------------------------------------------------
  5.375%, 2/15/2031                           $   80,000              109,950
-----------------------------------------------------------------------------
  4.5%, 2/15/2036                                106,000              140,864
-----------------------------------------------------------------------------
  4.375%, 2/15/2038                              235,000              314,827
-----------------------------------------------------------------------------
US Treasury Notes:
-----------------------------------------------------------------------------
  2%, 9/30/2010                                  130,000              133,311
-----------------------------------------------------------------------------
  1.25%, 11/30/2010                            1,450,000            1,466,026
-----------------------------------------------------------------------------
  1.5%, 12/31/2013                               190,000              189,629
-----------------------------------------------------------------------------
  2.375%, 1/15/2017                              128,914              127,937
-----------------------------------------------------------------------------
  3.75%, 11/15/2018                              225,000              254,777
-----------------------------------------------------------------------------
US Treasury STRIPS Principal 6.5%,
  11/15/2026**                                   465,000              268,102
-----------------------------------------------------------------------------
                                                                    3,005,423
-----------------------------------------------------------------------------


-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                               PRINCIPAL
                                                AMOUNT               VALUE
GOVERNMENT AGENCY SECURITIES(O) 3.4%
-----------------------------------------------------------------------------
Fannie Mae:
-----------------------------------------------------------------------------
  3.255%, 6/9/2010                            $   90,000          $    92,852
-----------------------------------------------------------------------------
  3.25%, 8/12/2010                                35,000               36,264
-----------------------------------------------------------------------------
  4.75%, 11/19/2012                              195,000  (OO)        214,774
-----------------------------------------------------------------------------
  5.125%, 1/2/2014                               135,000              142,820
-----------------------------------------------------------------------------
  5.25%, 3/5/2014                                100,000              104,221
-----------------------------------------------------------------------------
  5.375%, 6/12/2017                               70,000               81,924
-----------------------------------------------------------------------------
  5%, 7/9/2018                                   100,000  (OO)         97,571
-----------------------------------------------------------------------------
Federal Farm Credit 3.4%, 2/7/2013               205,000              212,658
-----------------------------------------------------------------------------
Federal Home Loan Bank:
-----------------------------------------------------------------------------
  2.625%, 5/20/2011                               60,000               61,403
-----------------------------------------------------------------------------
  5%, 11/17/2017                                 140,000              160,803
-----------------------------------------------------------------------------
Freddie Mac 5%, 12/14/2018                       135,000              140,204
-----------------------------------------------------------------------------
                                                                    1,345,494
-----------------------------------------------------------------------------
GOVERNMENT AGENCY MORTGAGE-BACKED SECURITIES(O)++ 4.7%
-----------------------------------------------------------------------------

Fannie Mae:
-----------------------------------------------------------------------------
  4.5%, 12/1/2020(#)                             164,003              168,330
-----------------------------------------------------------------------------
  5.356%, 4/1/2036(#)                            162,831              166,084
-----------------------------------------------------------------------------
  6.047%, 4/1/2036(#)                            259,341              265,691
-----------------------------------------------------------------------------
  5.959%, 8/1/2036(#)                            156,988              160,713
-----------------------------------------------------------------------------
  6.5%, 9/1/2037                                 328,763              336,785
-----------------------------------------------------------------------------
  6.5%, TBA 1/2009                               150,000              155,789
-----------------------------------------------------------------------------
Freddie Mac:
-----------------------------------------------------------------------------
  6.161%, 8/1/2036(#)                            203,470              206,569
-----------------------------------------------------------------------------
  6.109%, 12/1/2036(#)                           171,159              176,186
-----------------------------------------------------------------------------
Freddie Mac Gold 4.5%, TBA 1/2009                200,000              204,500
-----------------------------------------------------------------------------
                                                                    1,840,647
-----------------------------------------------------------------------------
TOTAL US GOVERNMENT AND GOVERNMENT AGENCY
SECURITIES
(Cost $5,898,823)                                                   6,191,564
-----------------------------------------------------------------------------

CORPORATE BONDS 8.2%
-----------------------------------------------------------------------------

BEVERAGES 0.2%
-----------------------------------------------------------------------------

Dr Pepper Snapple Group 6.82%, 5/1/2018+          40,000               39,521
-----------------------------------------------------------------------------
SABMiller 5.7%, 1/15/2014+                        40,000               36,919
-----------------------------------------------------------------------------
                                                                       76,440
-----------------------------------------------------------------------------


-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                               PRINCIPAL
                                                AMOUNT               VALUE
CAPITAL MARKETS 0.3%
-----------------------------------------------------------------------------

Lehman Brothers Holdings 6.875%, 5/2/2018***  $   65,000          $     6,175
-----------------------------------------------------------------------------
Merrill Lynch 6.05%, 5/15/2012                    60,000               59,242
-----------------------------------------------------------------------------
Northern Trust 5.5%, 8/15/2013                    45,000               46,251
-----------------------------------------------------------------------------
                                                                      111,668
-----------------------------------------------------------------------------

CHEMICALS 0.2%
-----------------------------------------------------------------------------

E.I. duPont de Nemours 5%, 1/15/2013              60,000               60,597
-----------------------------------------------------------------------------

COMMERCIAL SERVICES AND SUPPLIES 0.1%
-----------------------------------------------------------------------------

RR Donnelley & Sons 6.125%, 1/15/2017             75,000               53,439
-----------------------------------------------------------------------------

CONSTRUCTION AND ENGINEERING 0.1%
-----------------------------------------------------------------------------

Northwest Pipeline GP 5.95%, 4/15/2017            30,000               26,366
-----------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES 0.3%
-----------------------------------------------------------------------------

Citigroup 6.5%, 8/19/2013                         70,000  (OO)         70,706
-----------------------------------------------------------------------------
JPMorgan Chase 5.375%, 10/1/2012                  60,000               61,429
-----------------------------------------------------------------------------
                                                                      132,135
-----------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES 0.7%
-----------------------------------------------------------------------------

AT&T 5.5%, 2/1/2018                               65,000               65,807
-----------------------------------------------------------------------------
TELUS 8%, 6/1/2011                                75,000               74,634
-----------------------------------------------------------------------------
Verizon New York 6.875%, 4/1/2012                150,000              149,349
-----------------------------------------------------------------------------
                                                                      289,790
-----------------------------------------------------------------------------
ELECTRIC UTILITIES 1.4%
-----------------------------------------------------------------------------

Cleveland Electric Illuminating 8.875%,
  11/15/2018                                      60,000               65,339
-----------------------------------------------------------------------------
Duke Energy Carolinas 7%, 11/15/2018              55,000               63,591
-----------------------------------------------------------------------------
Indiana Michigan Power Company 6.05%,
  3/15/2037                                      110,000               93,508
-----------------------------------------------------------------------------
Pacific Gas & Electric 8.25%, 10/15/2018          20,000               24,071
-----------------------------------------------------------------------------
Potomac Electric Power 7.9%, 12/15/2038           50,000               55,865
-----------------------------------------------------------------------------
Sierra Pacific Power 6%, 5/15/2016                75,000               72,147
-----------------------------------------------------------------------------
Southern Power 6.375%, 11/15/2036                105,000               85,938
-----------------------------------------------------------------------------
Union Electric 6.4%, 6/15/2017                   115,000              105,005
-----------------------------------------------------------------------------
                                                                      565,464
-----------------------------------------------------------------------------

ENERGY EQUIPMENT AND SERVICES 0.5%
-----------------------------------------------------------------------------

Halliburton 6.7%, 9/15/2038                       30,000               32,561
-----------------------------------------------------------------------------
Nabors Industries 6.15%, 2/15/2018               100,000               86,177
-----------------------------------------------------------------------------
Nexen 6.4%, 5/15/2037                             40,000               31,387
-----------------------------------------------------------------------------
Weatherford International 7%, 3/15/2038           55,000               42,323
-----------------------------------------------------------------------------
                                                                      192,448
-----------------------------------------------------------------------------


-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                               PRINCIPAL
                                                AMOUNT               VALUE
FOOD AND STAPLES RETAILING 0.5%
-----------------------------------------------------------------------------

Kroger 6.90%, 4/15/2038                       $   55,000          $    57,820
-----------------------------------------------------------------------------
Safeway 6.35%, 8/15/2017                         125,000              123,789
-----------------------------------------------------------------------------
                                                                      181,609
-----------------------------------------------------------------------------

FOOD PRODUCTS 0.2%
-----------------------------------------------------------------------------

ConAgra Foods 6.7%, 8/1/2027                      25,000               25,127
-----------------------------------------------------------------------------
General Mills 5.2%, 3/17/2015                     50,000               48,935
-----------------------------------------------------------------------------
                                                                       74,062
-----------------------------------------------------------------------------

GAS UTILITIES 0.4%
-----------------------------------------------------------------------------

Colorado Interstate Gas 6.8%, 11/15/2015          80,000               69,319
-----------------------------------------------------------------------------
Southern California Gas 5.5%, 3/15/2014           20,000               20,895
-----------------------------------------------------------------------------
Transcontinental Gas Pipe Line 6.4%,
  4/15/2016                                       75,000               68,562
-----------------------------------------------------------------------------
                                                                      158,776
-----------------------------------------------------------------------------

HOUSEHOLD PRODUCTS 0.2%
-----------------------------------------------------------------------------

Clorox 5.45%, 10/15/2012                          75,000               74,693
-----------------------------------------------------------------------------

INSURANCE 0.1%
-----------------------------------------------------------------------------

Prudential Financial 5.7%, 12/14/2036             90,000               56,241
-----------------------------------------------------------------------------

MEDIA 0.7%
-----------------------------------------------------------------------------

Comcast 5.7%, 5/15/2018                           50,000               46,973
-----------------------------------------------------------------------------
News America 6.65%, 11/15/2037                    45,000               44,681
-----------------------------------------------------------------------------
Thomson Reuters 6.50%, 7/15/2018                 190,000              173,071
-----------------------------------------------------------------------------
                                                                      264,725
-----------------------------------------------------------------------------

METALS AND MINING 0.1%
-----------------------------------------------------------------------------

Nucor 5.85%, 6/1/2018                             40,000               38,886
-----------------------------------------------------------------------------

MULTI-UTILITIES 0.4%
-----------------------------------------------------------------------------

CenterPoint Energy Resources 7.75%,
  2/15/2011                                       35,000               33,516
-----------------------------------------------------------------------------
Dominion Resources 5.6%, 11/15/2016              110,000              103,489
-----------------------------------------------------------------------------
Nevada Power 6.5%, 8/1/2018                        5,000                4,836
-----------------------------------------------------------------------------
                                                                      141,841
-----------------------------------------------------------------------------

OIL, GAS AND CONSUMABLE FUELS 0.9%
-----------------------------------------------------------------------------

BP Capital Markets 5.25%, 11/7/2013               40,000               41,802
-----------------------------------------------------------------------------
Canadian Natural Resources 6.75%, 2/1/2039        30,000               24,989
-----------------------------------------------------------------------------
Encana 5.9%, 12/1/2017                           105,000               87,746
-----------------------------------------------------------------------------
XTO Energy:
-----------------------------------------------------------------------------
  4.625%, 6/15/2013                              140,000              127,263
-----------------------------------------------------------------------------
  6.25%, 8/1/2017                                 80,000               76,947
-----------------------------------------------------------------------------
                                                                      358,747
-----------------------------------------------------------------------------


-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                               PRINCIPAL
                                                AMOUNT               VALUE
REAL ESTATE INVESTMENT TRUSTS 0.2%
-----------------------------------------------------------------------------

Health Care Properties 6%, 1/30/2017          $  110,000          $    53,083
-----------------------------------------------------------------------------
Simon Property Group 6.125%, 5/30/2018            20,000               13,535
-----------------------------------------------------------------------------
                                                                       66,618
-----------------------------------------------------------------------------

ROAD AND RAIL 0.1%
-----------------------------------------------------------------------------

Union Pacific 5.7%, 8/15/2018                     50,000               48,224
-----------------------------------------------------------------------------

TOBACCO 0.4%
-----------------------------------------------------------------------------

Philip Morris International 6.875%,
  3/17/2014                                      145,000              152,545
-----------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES 0.2%
-----------------------------------------------------------------------------

Rogers Communications 6.8%, 8/15/2018             75,000               75,915
-----------------------------------------------------------------------------
TOTAL CORPORATE BONDS (Cost $3,390,061)                             3,201,229
-----------------------------------------------------------------------------

COLLATERIZED MORTGAGE OBLIGATIONS++ 1.8%
-----------------------------------------------------------------------------

Bank of America Mortgage Securities 4.519%,
  7/25/2034(#)                                    44,280               35,814
-----------------------------------------------------------------------------
Bear Stearns Alternate Trust 5.546%,
  4/25/2035(#)                                    47,855               35,318
-----------------------------------------------------------------------------
Chase Mortgage Finance Trust 6.304%,
  5/25/2032                                      289,796              289,551
-----------------------------------------------------------------------------
GS Mortgage Loan Trust 5.336%, 7/25/2035(#)       83,858               61,817
-----------------------------------------------------------------------------
Homestar Mortgage Acceptance 0.791%,
  3/25/2034(#)                                    75,909  (OO)         37,764
-----------------------------------------------------------------------------
Indymac Index Mortgage Loan Trust 6.101%,
  3/25/2036(#)                                   211,201               93,745
-----------------------------------------------------------------------------
Wells Fargo 4.727%, 7/25/2034(#)                 203,793              155,710
-----------------------------------------------------------------------------
TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS
(Cost $942,413)                                                       709,719
-----------------------------------------------------------------------------


ASSET-BACKED SECURITIES++ 1.4%
-----------------------------------------------------------------------------


Caterpillar Financial Asset Trust 4.94%,
  4/25/2014                                       70,000               67,856
-----------------------------------------------------------------------------
Centex Home Equity 2.521%, 12/25/2032(#)         156,348               18,784
-----------------------------------------------------------------------------
Chase Issuance Trust 1.215%, 10/17/2011(#)        65,000               64,611
-----------------------------------------------------------------------------
Citicorp Residential Mortgage Securities
  5.872%, 9/25/2036                                3,240                3,209
-----------------------------------------------------------------------------
Equifirst Mortgage Loan Trust 3.51%,
  12/25/2032                                     145,956              141,969
-----------------------------------------------------------------------------
GSAA Home Equity Trust 5.344%, 9/25/2035          65,000               33,361
-----------------------------------------------------------------------------
Irwin Home Equity 0.851%, 2/25/2034(#)            74,543  (OO)         60,868
-----------------------------------------------------------------------------
Structured Asset Securities 4.04%,
  6/25/2033#                                     248,527  (OO)        174,342
-----------------------------------------------------------------------------
TOTAL ASSET-BACKED SECURITIES (Cost
$812,571)                                                             565,000
-----------------------------------------------------------------------------

FOREIGN GOVERNMENT AGENCY SECURITIES 0.5%
-----------------------------------------------------------------------------

Corporacion Andina de Fomento 5.75%,
  1/12/2017                                      110,000               92,274
-----------------------------------------------------------------------------
Export-Import Bank of Korea 5.5%, 10/17/2012     115,000              106,743
-----------------------------------------------------------------------------
TOTAL FOREIGN GOVERNMENT AGENCY SECURITIES
(Cost $224,485)                                                       199,017
-----------------------------------------------------------------------------


-------
See footnotes on page 21.

Portfolio of Investments
December 31, 2008

                                               SHARES OR
                                               PRINCIPAL
                                                AMOUNT               VALUE
SHORT-TERM HOLDINGS 7.9%
-----------------------------------------------------------------------------

MONEY MARKET FUND 7.6%
-----------------------------------------------------------------------------
SSgA U.S. Treasury Money Market Fund (Cost
  $2,971,948)                                 $2,971,948  shs.    $ 2,971,948
-----------------------------------------------------------------------------

CORPORATE BOND 0.2%
-----------------------------------------------------------------------------

Consumers Energy 4.8%, 2/17/2009 (Cost
  $74,767)                                    $   75,000               74,846
-----------------------------------------------------------------------------

EQUITY-LINKED NOTES## 0.1%
-----------------------------------------------------------------------------

Lehman Brothers:***
-----------------------------------------------------------------------------
  53.51%, 9/14/2008(a)                           348,000               22,054
-----------------------------------------------------------------------------
  39.5%, 10/2/2008(b)                            348,000               27,308
-----------------------------------------------------------------------------
TOTAL EQUITY-LINKED NOTES (Cost $696,000)                              49,362
-----------------------------------------------------------------------------
TOTAL SHORT-TERM HOLDINGS (Cost $3,742,715)                         3,096,156
-----------------------------------------------------------------------------
TOTAL INVESTMENTS (Cost $54,669,402) 99.6%                         39,088,011
-----------------------------------------------------------------------------
OTHER ASSETS LESS LIABILITIES 0.4%                                    156,346
-----------------------------------------------------------------------------
NET ASSETS 100.0%                                                 $39,244,357
-----------------------------------------------------------------------------


-------

  *  Non-income producing security.
 **  STRIPS (Separate Trading of Registered Interest and Principal of
     Securities) Principal is purchased at a discount, receives no interest and receives a single payment at maturity.
***  Security in default and non-income producing.
ADR -- American Depositary Receipts.
TBA -- To be announced.
  + The security may be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act of 1933.
 ++ Investments in mortgage-backed and asset-backed securities are subject to principal paydowns. As a result of prepaydowns from refinancing or satisfaction of the underlying instruments, the average life may be less than the original maturity. This, in turn, may impact the ultimate yield realized from these instruments.
  O Securities issued by these agencies are neither guaranteed nor issued by the United States Government.
 OO All or part of the security is held as collateral for TBA securities. As of December 31, 2008, the value of securities held as collateral was $624,775.
  #  Floating rate security, the interest rate is reset periodically.
     The interest rate disclosed reflects the rate in effect at December
     31, 2008.
 ## The security may be offered and sold only to a "qualified institutional buyer" under Rule 144A of the Securities Act of 1933.
     These notes are exchangeable at maturity, based on the terms of the respective notes, for shares of common stock of a company or cash at a maturity value which is generally determined as follows:

     The principal amount of the notes plus or minus the lowest return of the companies' respective stock prices determined at maturity from the date of purchase of the notes:
           (a)  Delta Air Lines, Intel and Mylan
           (b)  Health Net, Kohl's and Prudential Financial


Industry classifications have not been audited by Deloitte & Touche LLP. See Notes to Financial Statements.

Statement of Assets and Liabilities
December 31, 2008


ASSETS:
---------------------------------------------------------------------
Investments, at value:
---------------------------------------------------------------------
  Common stocks (cost $37,730,845)                       $ 23,835,539
---------------------------------------------------------------------
  Preferred stocks (cost $1,565,000)                        1,283,677
---------------------------------------------------------------------
  Options purchased (cost $362,489)                             6,110
---------------------------------------------------------------------
  US Government and Government Agency securities (cost
  $5,898,823)                                               6,191,564
---------------------------------------------------------------------
  Corporate bonds (cost $3,390,061)                         3,201,229
---------------------------------------------------------------------
  Collateralized mortgage obligations (cost $942,413)         709,719
---------------------------------------------------------------------
  Asset-backed securities (cost $812,571)                     565,000
---------------------------------------------------------------------
  Foreign Government Agency securities (cost $224,485)        199,017
---------------------------------------------------------------------
  Equity-linked notes (cost $696,000)                          49,362
---------------------------------------------------------------------
  Other short-term holdings (cost $3,046,715)               3,046,794
---------------------------------------------------------------------
Total investments (cost $54,669,402)                       39,088,011
---------------------------------------------------------------------
Restricted cash                                                19,380
---------------------------------------------------------------------
Receivable for securities sold                                429,220
---------------------------------------------------------------------
Receivable for Capital Stock sold                             237,281
---------------------------------------------------------------------
Dividends and interest receivable                             132,205
---------------------------------------------------------------------
Paydown receivable                                              6,374
---------------------------------------------------------------------
Investment in, and expenses prepaid to, shareholder
  service agent                                                 3,852
---------------------------------------------------------------------
Other                                                           6,265
---------------------------------------------------------------------
TOTAL ASSETS                                               39,922,588
---------------------------------------------------------------------


LIABILITIES:
---------------------------------------------------------------------
Payable for securities purchased                              354,986
---------------------------------------------------------------------
Payable for Capital Stock repurchased                         208,190
---------------------------------------------------------------------
Management fee payable                                         21,470
---------------------------------------------------------------------
Distribution and service (12b-1) fees payable                  13,570
---------------------------------------------------------------------
Accrued expenses and other                                     80,015
---------------------------------------------------------------------
TOTAL LIABILITIES                                             678,231
---------------------------------------------------------------------
NET ASSETS                                               $ 39,244,357
---------------------------------------------------------------------

COMPOSITION OF NET ASSETS:
---------------------------------------------------------------------
Capital Stock, at par ($1 par value; 500,000,000 shares
authorized; 5,002,366 shares outstanding):
---------------------------------------------------------------------
  Class A                                                $  3,967,216
---------------------------------------------------------------------
  Class B                                                     154,042
---------------------------------------------------------------------
  Class C                                                     804,657
---------------------------------------------------------------------
  Class I                                                      64,622
---------------------------------------------------------------------
  Class R                                                      11,829
---------------------------------------------------------------------
Additional paid-in capital                                 74,770,331
---------------------------------------------------------------------
Undistributed net investment income (Note 7)                   27,277
---------------------------------------------------------------------
Accumulated net realized loss (Note 7)                    (24,974,226)
---------------------------------------------------------------------
Net unrealized depreciation of investments                (15,581,391)
---------------------------------------------------------------------
NET ASSETS                                               $ 39,244,357
---------------------------------------------------------------------

NET ASSET VALUE PER SHARE:
---------------------------------------------------------------------
Class A ($31,154,337 / 3,967,216 shares)                        $7.85
---------------------------------------------------------------------
Class B ($1,202,616 / 154,042 shares)                           $7.81
---------------------------------------------------------------------
Class C ($6,282,543 / 804,657 shares)                           $7.81
---------------------------------------------------------------------
Class I ($511,766 / 64,622 shares)                              $7.92
---------------------------------------------------------------------
Class R ($93,095 / 11,829 shares)                               $7.87
---------------------------------------------------------------------





-------

See Notes to Financial Statements.

Statement of Operations
For the Year Ended December 31, 2008


INVESTMENT INCOME:
---------------------------------------------------------------------
Interest                                                 $  2,063,212
---------------------------------------------------------------------
Dividends (net of foreign tax withheld of $1,582)           1,098,034
---------------------------------------------------------------------
TOTAL INVESTMENT INCOME                                     3,161,246
---------------------------------------------------------------------
EXPENSES:
---------------------------------------------------------------------
Management fee                                                361,409
---------------------------------------------------------------------
Distribution and service (12b-1) fees                         239,135
---------------------------------------------------------------------
Shareholder account services                                  206,635
---------------------------------------------------------------------
Registration                                                   76,047
---------------------------------------------------------------------
Auditing and legal fees                                        66,277
---------------------------------------------------------------------
Custody and related services                                   50,454
---------------------------------------------------------------------
Shareholder reports and communications                         45,901
---------------------------------------------------------------------
Directors' fees and expenses                                    5,606
---------------------------------------------------------------------
Miscellaneous                                                  10,866
---------------------------------------------------------------------
TOTAL EXPENSES                                              1,062,330
---------------------------------------------------------------------
NET INVESTMENT INCOME                                       2,098,916
---------------------------------------------------------------------
NET REALIZED AND UNREALIZED LOSS ON INVESTMENTS
---------------------------------------------------------------------
Net realized loss on investments                          (19,821,936)
---------------------------------------------------------------------
Net change in unrealized depreciation of investments       (8,997,805)
---------------------------------------------------------------------
NET LOSS ON INVESTMENTS                                   (28,819,741)
---------------------------------------------------------------------
DECREASE IN NET ASSETS FROM OPERATIONS                   $(26,720,825)
---------------------------------------------------------------------





-------

See Notes to Financial Statements.

Statements of Changes in Net Assets


                                                  YEAR ENDED DECEMBER 31,
                                                ---------------------------
                                                    2008           2007
---------------------------------------------------------------------------
OPERATIONS:
---------------------------------------------------------------------------
Net investment income                           $  2,098,916   $  4,158,559
---------------------------------------------------------------------------
Net realized gain (loss) on investments          (19,821,936)     5,504,860
---------------------------------------------------------------------------
Net realized gain on options written                      --          1,182
---------------------------------------------------------------------------
Net change in unrealized depreciation of
  investments and options written                 (8,997,805)   (11,551,273)
---------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM OPERATIONS           (26,720,825)    (1,886,672)
---------------------------------------------------------------------------
DISTRIBUTIONS TO SHAREHOLDERS:
---------------------------------------------------------------------------
Net investment income:
---------------------------------------------------------------------------
  Class A                                         (1,707,072)    (3,267,901)
---------------------------------------------------------------------------
  Class B                                            (65,980)      (198,635)
---------------------------------------------------------------------------
  Class C                                           (238,182)      (243,758)
---------------------------------------------------------------------------
  Class D                                            (55,240)      (385,584)
---------------------------------------------------------------------------
  Class I                                            (28,494)       (51,556)
---------------------------------------------------------------------------
  Class R                                             (3,948)        (4,005)
---------------------------------------------------------------------------
TOTAL                                             (2,098,916)    (4,151,439)
---------------------------------------------------------------------------
Dividends in excess of net investment income:
---------------------------------------------------------------------------
  Class A                                             (2,967)            --
---------------------------------------------------------------------------
  Class B                                               (115)            --
---------------------------------------------------------------------------
  Class C                                               (414)            --
---------------------------------------------------------------------------
  Class D                                                (96)            --
---------------------------------------------------------------------------
  Class I                                                (50)            --
---------------------------------------------------------------------------
  Class R                                                 (7)            --
---------------------------------------------------------------------------
TOTAL                                                 (3,649)            --
---------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM DISTRIBUTIONS         (2,102,565)    (4,151,439)
---------------------------------------------------------------------------
CAPITAL SHARE TRANSACTIONS:
---------------------------------------------------------------------------
Net proceeds from sales of shares                  1,500,937      3,249,884
---------------------------------------------------------------------------
Investment of dividends                            1,651,366      3,235,300
---------------------------------------------------------------------------
Exchanged from associated funds                    1,498,008      3,661,021
---------------------------------------------------------------------------
Total                                              4,650,311     10,146,205
---------------------------------------------------------------------------
Cost of shares repurchased                       (11,402,144)   (13,296,078)
---------------------------------------------------------------------------
Exchanged into associated funds                   (2,128,503)    (1,210,361)
---------------------------------------------------------------------------
Total                                            (13,530,647)   (14,506,439)
---------------------------------------------------------------------------
DECREASE IN NET ASSETS FROM CAPITAL SHARE
TRANSACTIONS                                      (8,880,336)    (4,360,234)
---------------------------------------------------------------------------
DECREASE IN NET ASSETS                           (37,703,726)   (10,398,345)
---------------------------------------------------------------------------
NET ASSETS:
---------------------------------------------------------------------------
Beginning of year                                 76,948,083     87,346,428
---------------------------------------------------------------------------
END OF YEAR (including undistributed net
investment income of $27,277 and $8,496,
respectively)                                   $ 39,244,357   $ 76,948,083
---------------------------------------------------------------------------


-------

See Notes to Financial Statements.

Notes to Financial Statements

1. ORGANIZATION AND MULTIPLE CLASSES OF SHARES -- Seligman Income and Growth Fund, Inc. (the "Fund") is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company (Note 12). The Fund offers the following five classes of shares:

   Class A shares are sold with an initial sales charge of up to 5.75% (4.75% prior to January 7, 2008) and are subject to a continuing service fee of up to 0.25% on an annual basis. Class A shares purchased in an amount of $1,000,000 or more are sold without an initial sales charge but are subject to a contingent deferred sales charge ("CDSC") of 1% on redemptions made within 18 months of purchase. Effective January 7, 2008, eligible employee benefit plans which have at least $2,000,000 in plan assets may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on shares purchased within 18 months prior to plan termination.

   Class B shares are sold without an initial sales charge but are subject to a distribution fee of 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 5% on redemptions in the first year of purchase, declining to 1% in the sixth year and 0% thereafter. Class B shares will automatically convert to Class A shares approximately eight years after their date of purchase. If Class B shares of the Fund are exchanged for Class B shares of another Seligman mutual fund, the holding period of the shares exchanged will be added to the holding period of the shares acquired, both for determining the applicable CDSC and the conversion of Class B shares to Class A shares.

   Class C shares are sold without an initial sales charge but are subject to a distribution fee of up to 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% imposed on redemptions made within one year of purchase.

   The Board of Directors of the Fund approved the automatic conversion of all of the Fund's outstanding Class D shares to Class C shares at their relative net asset values. The conversion was implemented on May 16, 2008. Effective at the close of business on May 16, 2008, the Fund no longer offers Class D shares. The conversion did not affect individual shareholder account values.

   Class I shares are offered to certain institutional clients and other investors, as described in the Fund's Class I shares prospectus. Class I shares are sold without any sales charges and are not subject to distribution or service fees.

   Class R shares are offered to certain employee benefit plans and are not available to all investors. They are sold without an initial sales charge, but are subject to a distribution fee of up to 0.25% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% on redemptions made within one year of a plan's initial purchase of Class R shares.

   All classes of shares represent interests in the same portfolio of investments, have the same rights and are generally identical in all respects except that each class bears its separate distribution and service (12b-1) fees and certain other class-specific expenses, and has exclusive voting rights with respect to any matter on which a separate vote of any class is required.

2. SIGNIFICANT ACCOUNTING POLICIES -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions at the date of the financial statements. Actual results may differ from these estimates. All such adjustments are of a normal recurring nature. The following summarizes the significant accounting policies of the
   Fund:

   A. SECURITY VALUATION AND RISK -- Securities traded on an exchange are valued at the last sales price on the primary exchange or market on which they are traded. Fixed income securities not listed on an exchange or security market are valued by independent pricing services based on bid prices

Notes to Financial Statements


      which consider such factors as coupons, maturities, credit ratings, liquidity, specific terms and features, and the US Treasury yield curve or are valued by RiverSource Investments, LLC ("RiverSource" or the "Manager") based on quotations provided by primary market makers in such securities. Equity securities not listed on an exchange or security market, or equity securities for which there is no last sales price, are valued at the mean of the most recent bid and asked prices or are valued by the Manager based on quotations provided by primary market makers in such securities. Securities for which market quotations are not readily available (or are otherwise no longer valid or reliable) are valued at fair value determined in accordance with procedures approved by the Board of Directors. This can occur in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, and extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security. Short-term holdings maturing in 60 days or less are valued at current market quotations or amortized cost if the Manager believes it approximates fair value. Short-term holdings that mature in more than 60 days are valued at current market quotations until the 60th day prior to maturity and are then valued as described above for securities maturing in 60 days or less. Investments in money market funds are valued at net asset value.

      On January 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." SFAS 157 establishes a three-tier hierarchy to classify the assumptions, referred to as inputs, used in valuation techniques (as described above) to measure fair value of the Fund's investments. These inputs are summarized in three broad levels: Level 1 -- quoted prices in active markets for identical investments; Level 2 -- other significant observable inputs (including quoted prices in inactive markets or for similar investments, interest rates, prepayment speeds, credit risk, etc.); and Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining fair value) (Note 3). Observable inputs are those based on market data obtained from sources independent of the Fund, and unobservable inputs reflect the Fund's own assumptions based on the best information available. The inputs or methodology used for valuing securities may not be an indication of the risk associated with investing in those securities.

      To the extent that the Fund invests a substantial percentage of its assets in an industry, the Fund's performance may be negatively affected if that industry falls out of favor. Stocks of large-capitalization companies have at times experienced periods of volatility and negative performance. During such periods, the value of such stocks may decline and the Fund's performance may be negatively affected. Fixed income securities are subject to interest rate risk, credit risk, prepayment risk and market risk. High- yield securities are subject to greater risk of loss of principal and interest than higher-rated, investment grade fixed income securities.

   B. EQUITY-LINKED NOTES -- The Fund may purchase notes created by a counterparty, typically an investment bank. The notes bear interest at a fixed or floating rate. At maturity, the notes must be exchanged for an amount based on the value of one or more equity securities ("Underlying Stocks") of third party issuers. The exchange value may be limited to an amount less than the actual value of the Underlying Stocks at the maturity date. Any difference between the exchange amount and the original cost of the notes will be a gain or loss.

   C. SECURITIES PURCHASED AND SOLD ON A TBA BASIS -- The Fund may purchase or sell securities (typically mortgage-backed securities) on a to-be-announced (TBA) basis, with payment and delivery scheduled for a future date. These transactions are subject to market fluctuations and are subject to the risk that the value at delivery may be more or less than the trade date purchase price. Unsettled TBA commitments are valued at fair value in accordance with the procedures for

Notes to Financial Statements


      security valuation described above. The Fund segregates securities as collateral for its obligations to purchase TBA mortgage securities.

   D. MORTGAGE DOLLAR ROLLS -- The Fund may enter into mortgage dollar roll transactions using TBAs in which the Fund sells a mortgage-backed security to a counterparty and simultaneously enters into an agreement with the same counterparty to buy back a similar security on a specific future date at a pre-determined price. Each mortgage dollar roll is treated as a sale and purchase transaction with any gain or loss recognized at the time of each sale. The Fund may be exposed to a market or credit risk if the price of the security changes unfavorably or the counterparty fails to perform under the terms of the agreement.

   E. OPTIONS -- The Fund is authorized to write and purchase put and call options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to) the proceeds of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premiums received or paid (or gain or loss to the extent the cost of the closing transaction exceeds the premium paid or received). The Fund, as writer of an option, bears the market risk of an unfavorable change in the price of the security underlying the written option. Written and purchased options are non-income producing investments.

   F. RESTRICTED CASH -- Restricted cash represents deposits that are being held by banks as collateral for letters of credit issued in connection with the Fund's insurance policies.

   G. MULTIPLE CLASS ALLOCATIONS -- All income, expenses (other than class-specific expenses), and realized and unrealized gains or losses are allocated daily to each class of shares based upon the relative value of shares of each class. Class-specific expenses, which include distribution and service (12b-1) fees and any other items that are specifically attributable to a particular class, are charged directly to such class. For the year ended December 31, 2008, distribution and service (12b-1) fees, shareholder account services and registration expenses were class-specific expenses.

   H. SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME -- Investment transactions are recorded on trade dates. Identified cost of investments sold is used for both financial reporting and federal income tax purposes. Dividends receivable are recorded on ex-dividend dates, except that certain dividends from foreign securities where the ex-dividend dates may have passed are recorded as soon as the Fund is informed of the dividend. Interest income is recorded on an accrual basis. The Fund amortizes discounts and premiums on purchases of portfolio securities for financial reporting purposes.

   I. DISTRIBUTIONS TO SHAREHOLDERS -- Dividends and distributions to shareholders are recorded on ex-dividend dates.

   J. TAXES -- There is no provision for federal income tax. The Fund has elected to be taxed as a regulated investment company and intends to distribute substantially all taxable net income and net realized gain.

      Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109," requires the Fund to measure and recognize in its financial statements the benefit of a tax position taken (or expected to be taken) on an income tax return if such position will more likely than not be sustained upon examination based on the technical merits of the position. The Fund files income tax returns in the US Federal jurisdiction, as well as New York State and New York City jurisdictions. Based upon its

Notes to Financial Statements


      review of tax positions for the Fund's open tax years of 2005 - 2008 in these jurisdictions, the Fund has determined that FIN 48 did not have a material impact on the Fund's financial statements for the year ended December 31, 2008.

3. FAIR VALUE MEASUREMENTS -- A summary of the value of the Fund's investments as of December 31, 2008, based on the level of inputs used in accordance with SFAS 157 (Note 2a), is as follows:

    VALUATION INPUTS                                          VALUE
    ------------------------------------------------------------------
    Level 1 - Quoted Prices in Active Markets for
      Identical Investments                                $28,097,274
    ------------------------------------------------------------------
    Level 2 - Other Significant Observable Inputs           10,990,737
    ------------------------------------------------------------------
    Level 3 - Significant Unobservable Inputs                       --
    ------------------------------------------------------------------
    Total                                                  $39,088,011
    ------------------------------------------------------------------



4. MANAGEMENT AND DISTRIBUTION SERVICES, AND OTHER RELATED-PARTY TRANSACTIONS --

   A. MANAGEMENT AND ADMINISTRATIVE SERVICES -- On November 7, 2008, RiverSource, investment manager to the RiverSource complex of funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), announced the closing of its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("JWS"). With the Acquisition completed and shareholders of the Fund having previously approved (at a Special Meeting held earlier in November 2008) a new Investment Management Services Agreement between RiverSource and the Fund, RiverSource is the new investment manager of the Fund effective November 7, 2008.

      The Manager receives a fee (and, prior to November 7, 2008, JWS received a fee), calculated daily and payable monthly, equal to 0.60% per annum of the first $1 billion of the Fund's average daily net assets, 0.55% per annum of the next $1 billion of the Fund's average daily net assets, and 0.50% per annum of the Fund's average daily net assets in excess of $2 billion. The management fee reflected in the Statement of Operations represents 0.60% per annum of the Fund's average daily net assets. For the year ended December 31, 2008, RiverSource received $35,090 of such fee and the balance was paid to JWS.

      Under an Administrative Services Agreement, effective November 7, 2008, Ameriprise administers certain aspects of the Fund's business and other affairs at no cost. Ameriprise provides the Fund with office space, and certain administrative and other services and executive and other personnel as are necessary for Fund operations. Ameriprise pays all of the compensation of Board members of the Fund who are employees or consultants of RiverSource and of the officers and other personnel of the Fund. Ameriprise reserves the right to seek Board approval to increase the fees payable by the Fund under the Administrative Services Agreement. However, Ameriprise anticipates that any such increase in fees would be offset by corresponding decreases in advisory fees under the Investment and Management Services Agreement. If an increase in fees under the Administrative Services Agreement would not be offset by corresponding decreases in advisory fees, the Fund will inform shareholders prior to the effectiveness of such increase. Prior to November 7, 2008, administrative services were provided to the Fund by JWS as part of its former management agreement with the Fund.

   B. DISTRIBUTION SERVICES -- For the year ended December 31, 2008, RiverSource Fund Distributions, Inc. (formerly, Seligman Advisors, Inc.) (the "Distributor"), agent for the distribution of the Fund's shares and an affiliate of the Manager, received commissions and concessions of $3,232 from sales of Class A shares. Commissions of $22,534 were also paid to dealers for sales of Class A shares.

      The Fund has an Administration, Shareholder Services and Distribution Plan (the "Plan") with respect to distribution of its shares. Under the Plan, with respect to Class A shares, service

Notes to Financial Statements


     organizations can enter into agreements with the Distributor and receive a continuing fee of up to 0.25% on an annual basis, payable monthly, of the average daily net assets of the Class A shares attributable to the particular service organizations for providing personal services and/or the maintenance of shareholder accounts. The Distributor charges such fees to the Fund pursuant to the Plan. For the year ended December 31, 2008, fees incurred under the Plan aggregated $113,923, or 0.24% per annum of the average daily net assets of Class A shares.

     Under the Plan, with respect to Class B shares, Class C shares, Class D shares (only through May 16, 2008), and Class R shares, service organizations can enter into agreements with the Distributor and receive a continuing fee for providing personal services and/or the maintenance of shareholder accounts of up to 0.25% on an annual basis of the average daily net assets of the Class B, Class C, Class D, and Class R shares for which the organizations are responsible; and, Class C, Class D and Class R shares, fees for providing other distribution assistance of up to 0.75% (0.25%, in the case of Class R shares) on an annual basis of such average daily net assets. Such fees are paid monthly by the Fund to the Distributor pursuant to the Plan.

     For the year ended December 31, 2008, fees incurred under the Plan, equivalent to 1% per annum of the average daily net assets of Class B, Class C, and Class D shares and 0.50% per annum of the average net daily assets of Class R shares amounted to $23,533, $73,351, $27,748, and $580, respectively.

     The Distributor and RiverSource Services, Inc. (formerly, Seligman Services, Inc.), also an affiliate of the Manager, are eligible to receive distribution and service (12b-1) fees pursuant to the Plan. For the year ended December 31, 2008, the Distributor and RiverSource Services, Inc. received distribution and service (12b-1) fees of $14,684.

     The Distributor is entitled to retain any CDSC imposed on certain redemptions of Class A, Class C, Class D, and Class R shares. For the year ended December 31, 2008, such charges amounted to $825. The Distributor has sold its rights to third parties to collect any CDSC imposed on redemptions of Class B shares.

  C. TRANSFER AGENT AND SHAREHOLDER SERVICES -- For the year ended December 31, 2008, Seligman Data Corp., which is owned by the Fund and certain associated investment companies, charged the Fund at cost $206,635 for shareholder account services in accordance with a methodology approved by the Fund's directors.

     Costs of Seligman Data Corp. directly attributable to the Retail Classes of the Fund were charged to those classes in proportion to their respective net asset values. Costs directly attributable to Class I shares were charged to Class I. The remaining charges were allocated to the Retail Classes and Class I by Seligman Data Corp. pursuant to a formula based on their net assets, shareholder transaction volumes, and number of shareholder accounts.

     The Fund and certain other associated investment companies (together, the "Guarantors") have severally but not jointly guaranteed the performance and observance of all the terms and conditions of a lease entered into by Seligman Data Corp., including the payment of rent by Seligman Data Corp. (the "Guaranty"). The lease and the related Guaranty expire in January 2019. The obligation of the Fund to pay any amount due under the Guaranty is limited to a specified percentage of the full amount, which generally is based on the Fund's percentage of the expenses billed by Seligman Data Corp. to all Guarantors in the most recent calendar quarter. As of December 31, 2008, the Fund's potential obligation under the Guaranty is $90,000. As of December 31, 2008, no event has occurred which would result in the Fund becoming liable to make any payment under the Guaranty. A portion of the rent paid by Seligman Data Corp. is charged to the Fund as part of Seligman Data Corp.'s shareholder account services cost.

Notes to Financial Statements

      At December 31, 2008, the Fund's investment in Seligman Data Corp. is recorded at a cost of $3,553.

      The Fund's Board has approved RiverSource Service Corporation ("RSC") as the Fund's new transfer and shareholder service agent, and the termination of the Fund's relationship with Seligman Data Corp. ("SDC"), effective on or about May 9, 2009. RSC is an affiliate of RiverSource. The fees and expenses expected to be charged to the Fund by RSC are generally lower than the fees and expenses charged by SDC. Nevertheless, as a result of the termination of the relationship with SDC, the Fund will incur non-recurring charges, including charges relating to Seligman Data Corp.'s leases, that would in the aggregate approximate 0.16% of the Fund's net assets as of January 23, 2009 (the "Non-Recurring Charges"). These Non-Recurring Charges will be incurred over a period of several months beginning January 28, 2009. Fund shareholders would bear their proportionate share of the Fund's expenses, including the Non-Recurring Charges.

   D. DIRECTORS' FEES AND EXPENSES -- Directors' fees and expenses includes the compensation of Board members who are not employees of RiverSource and the Fund's proportionate share of certain expenses of a company providing limited administrative services to the Fund and the other Seligman and RiverSource Funds. These expenses include boardroom and office expense, employee compensation, employee health and retirement benefits and certain other expenses. For the period from November 7, 2008 through December 31, 2008, the Fund paid $20 to this company for such services.

      The Fund has a compensation arrangement under which directors who receive fees may elect to defer receiving such fees. Directors may elect to have their deferred fees accrue interest or earn a return based on the performance of the Fund or other funds in the Seligman and RiverSource Groups of Investment Companies. The cost of such fees and earnings/losses accrued thereon is included in directors' fees and expenses, and the accumulated balance thereof at December 31, 2008, of $848 is included in accrued expenses and other liabilities. Deferred fees and related accrued earnings are not deductible by the Fund for federal income tax purposes until such amounts are paid.

   Certain officers and directors of the Fund are officers or directors of the Manager, Ameriprise, the Distributor, RiverSource Services, Inc., RSC, and/or Seligman Data Corp.

5. COMMITTED LINE OF CREDIT -- The Fund is a participant in a joint $200 million committed line of credit that is shared by substantially all open-end funds in the Seligman Group of Investment Companies. The directors have currently limited the Fund's borrowings to 10% of its net assets. Borrowings pursuant to the credit facility are subject to interest at a rate equal to the overnight federal funds rate plus 0.50%. The Fund incurs a commitment fee of 0.12% per annum on its share of the unused portion of the credit facility. The credit facility may be drawn upon only for temporary purposes and is subject to certain other customary restrictions. The credit facility commitment expires in June 2009, but is renewable annually with the consent of the participating banks. For the year ended December 31, 2008, the Fund did not borrow from the credit facility.

6. PURCHASES AND SALES OF SECURITIES -- Purchases and sales of portfolio securities, excluding US Government and government agency securities and short-term investments, for the year ended December 31, 2008, amounted to $61,852,767 and $71,500,594, respectively. Purchases and sales of US Government and government agency obligations were $9,171,599 and $10,165,533, respectively.

7. FEDERAL TAX INFORMATION -- Certain components of income, expense and realized capital gain and loss are recognized at different times or have a different character for federal income tax purposes and for financial reporting purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their characterization for federal income tax purposes. Any

Notes to Financial Statements


   such reclassifications will have no effect on net assets, results of operations or net asset value per share of the Fund. As a result of the differences described above, the treatment for financial reporting purposes of distributions made during the year from net investment income or net realized gains may differ from their treatment for federal income tax purposes. Further, the cost of investments also can differ for federal income tax purposes.

   At December 31, 2008, the cost of investments for federal income tax purposes was $54,759,317. The tax basis cost was greater than the cost for financial reporting purposes primarily due to the tax deferral of losses on wash sales in the amount of $108,558 and the amortization of premium for financial reporting purposes of $1,905.

   At December 31, 2008, the tax basis components of accumulated losses were as follows:

    Gross unrealized appreciation of portfolio securities  $    862,759
    -------------------------------------------------------------------
    Gross unrealized depreciation of portfolio securities   (16,534,065)
    -------------------------------------------------------------------
    Net unrealized depreciation of portfolio securities     (15,671,306)
    -------------------------------------------------------------------
    Capital loss carryforwards                              (13,274,513)
    -------------------------------------------------------------------
    Timing differences (post-October losses)                (11,585,445)
    -------------------------------------------------------------------
    Total accumulated losses                               $(40,531,264)
    -------------------------------------------------------------------



   At December 31, 2008, the Fund had net capital loss carryforwards for federal income tax purposes of $13,274,513, which are available for offset against future taxable net capital gains,with $5,083,265 expiring in 2010 and $8,191,248 expiring in 2016. The amount was determined after adjustments for certain differences between financial reporting and tax purposes, such as wash sale losses. Accordingly, no capital gain distributions are expected to be paid to shareholders until net capital gains have been realized in excess of the available capital loss carryforwards. There is no assurance that the Fund will be able to utilize all of its capital loss carryforwards before they expires.

   In addition, from November 1, 2008 through December 31, 2008, the Fund incurred $11,585,445 of net realized capital losses. As permitted by tax regulations, the Fund intends to elect to defer these losses and treat them as arising in the fiscal year ended December 31, 2009. These losses will be available to offset future taxable net gains.

   For the years ended December 31, 2008 and 2007, all distributions to shareholders were ordinary income for tax purposes.

Notes to Financial Statements

8. CAPITAL SHARE TRANSACTIONS -- Transactions in shares of Capital Stock were as follows:

                                                    YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------
                                               2008                        2007
    --------------------------------------------------------------------------------------
    CLASS A                               SHARES        AMOUNT        SHARES     AMOUNT
    --------------------------------------------------------------------------------------
    Net proceeds from sales of
      shares                            85,618     $   902,199      119,462    $ 1,723,752
    --------------------------------------------------------------------------------------
    Investment of dividends            126,107       1,328,882      178,645      2,514,941
    --------------------------------------------------------------------------------------
    Exchanged from associated
    funds                               68,592         697,478      150,097      2,158,321
    --------------------------------------------------------------------------------------
    Converted from Class B*             81,984         906,984       80,290      1,150,063
    --------------------------------------------------------------------------------------
    Total                              362,301       3,835,543      528,494      7,547,077
    --------------------------------------------------------------------------------------
    Cost of shares repurchased        (741,309)     (7,624,246)    (642,400)    (9,181,814)
    --------------------------------------------------------------------------------------
    Exchanged into associated
    funds                             (143,464)     (1,414,420)     (47,762)      (673,811)
    --------------------------------------------------------------------------------------
    Total                             (884,773)     (9,038,666)    (690,162)    (9,855,625)
    --------------------------------------------------------------------------------------
    Decrease                          (522,472)    $(5,203,123)    (161,668)   $(2,308,548)
    --------------------------------------------------------------------------------------

    CLASS B                               SHARES        AMOUNT        SHARES     AMOUNT
    --------------------------------------------------------------------------------------
    Net proceeds from sales of
      shares                             7,434     $    82,071       19,824    $   281,762
    --------------------------------------------------------------------------------------
    Investment of dividends              4,945          52,912       11,826        165,911
    --------------------------------------------------------------------------------------
    Exchanged from associated
    funds                                7,816          95,483       48,415        698,087
    --------------------------------------------------------------------------------------
    Total                               20,195         230,466       80,065      1,145,760
    --------------------------------------------------------------------------------------
    Cost of shares repurchased         (52,709)       (583,029)     (92,252)    (1,306,531)
    --------------------------------------------------------------------------------------
    Exchanged into associated
    funds                              (17,315)       (204,926)      (7,157)       (97,519)
    --------------------------------------------------------------------------------------
    Converted to Class A*              (82,475)       (906,984)     (80,736)    (1,150,063)
    --------------------------------------------------------------------------------------
    Total                             (152,499)     (1,694,939)    (180,145)    (2,554,113)
    --------------------------------------------------------------------------------------
    Decrease                          (132,304)    $(1,464,473)    (100,080)   $(1,408,353)
    --------------------------------------------------------------------------------------

    CLASS C                               SHARES        AMOUNT        SHARES     AMOUNT
    --------------------------------------------------------------------------------------
    Net proceeds from sales of
      shares                            23,551     $   258,130       28,702    $   415,090
    --------------------------------------------------------------------------------------
    Investment of dividends             18,737         191,578       12,822        179,426
    --------------------------------------------------------------------------------------
    Exchanged from associated
    funds                               40,169         371,743       27,666        387,946
    --------------------------------------------------------------------------------------
    Converted from Class D**           591,381       7,380,436           --             --
    --------------------------------------------------------------------------------------
    Total                              673,838       8,201,887       69,190        982,462
    --------------------------------------------------------------------------------------
    Cost of shares repurchased        (222,773)     (2,267,868)     (68,532)      (977,619)
    --------------------------------------------------------------------------------------
    Exchanged into associated
    funds                              (41,559)       (373,783)     (23,386)      (321,142)
    --------------------------------------------------------------------------------------
    Total                             (264,332)     (2,641,651)     (91,918)    (1,298,761)
    --------------------------------------------------------------------------------------
    Increase (decrease)                409,506     $ 5,560,236      (22,728)   $  (316,299)
    --------------------------------------------------------------------------------------




    -------

    See footnotes on page 33.

Notes to Financial Statements

                                      YEAR ENDED DECEMBER 31,
                         -------------------------------------------------
                                    2008                     2007
    ----------------------------------------------------------------------
    CLASS D                  SHARES         AMOUNT     SHARES       AMOUNT
    ----------------------------------------------------------------------
    Net proceeds from
      sales of shares         5,667    $    68,920     37,280  $   535,045
    ----------------------------------------------------------------------
    Investment of
    dividends                 3,826         45,495     22,826      319,464
    ----------------------------------------------------------------------
    Exchanged from
    associated funds         27,022        333,304     29,665      416,667
    ----------------------------------------------------------------------
    Total                    36,515        447,719     89,771    1,271,176
    ----------------------------------------------------------------------
    Cost of shares
    repurchased             (57,229)      (694,922)  (114,757)  (1,639,901)
    ----------------------------------------------------------------------
    Exchanged into
    associated funds        (10,378)      (127,205)    (8,234)    (117,876)
    ----------------------------------------------------------------------
    Converted to Class
    C**                    (591,381)    (7,380,436)        --           --
    ----------------------------------------------------------------------
    Total                  (658,988)    (8,202,563)  (122,991)  (1,757,777)
    ----------------------------------------------------------------------
    Decrease               (622,473)   $(7,754,844)   (33,220) $  (486,601)
    ----------------------------------------------------------------------

    CLASS I                  SHARES         AMOUNT     SHARES       AMOUNT
    ----------------------------------------------------------------------
    Net proceeds from
      sales of shares         7,702    $    88,221     20,209 $    293,432
    ----------------------------------------------------------------------
    Investment of
    dividends                 2,691         28,544      3,640       51,556
    ----------------------------------------------------------------------
    Total                    10,393        116,765     23,849      344,988
    ----------------------------------------------------------------------
    Cost of shares
    repurchased             (20,269)      (221,294)   (10,760)    (155,137)
    ----------------------------------------------------------------------
    Total                   (20,269)      (221,294)   (10,760)    (155,137)
    ----------------------------------------------------------------------
    Increase (decrease)      (9,876)   $  (104,529)    13,089  $   189,851
    ----------------------------------------------------------------------

    CLASS R                  SHARES         AMOUNT     SHARES       AMOUNT
    ----------------------------------------------------------------------
    Net proceeds from
      sales of shares         8,598    $   101,396         55 $        803
    ----------------------------------------------------------------------
    Investment of
    dividends                   384          3,955        283        4,002
    ----------------------------------------------------------------------
    Total                     8,982        105,351        338        4,805
    ----------------------------------------------------------------------
    Cost of shares
    repurchased              (1,108)       (10,785)    (2,395)     (35,076)
    ----------------------------------------------------------------------
    Exchanged into
    associated funds         (1,028)        (8,169)        (1)         (13)
    ----------------------------------------------------------------------
    Total                    (2,136)       (18,954)    (2,396)     (35,089)
    ----------------------------------------------------------------------
    Increase (decrease)       6,846    $    86,397     (2,058) $   (30,284)
    ----------------------------------------------------------------------


  -------
       + January 1, 2008 to May 16, 2008, in the case of Class D shares.
       * Automatic conversion of Class B shares to Class A shares approximately eight years after their initial purchase date.
      ** Effective May 16, 2008, Class D shares were converted to Class C shares.

9. OPTIONS WRITTEN -- Transactions in options written during the year ended December 31, 2008, were as follows:

                                                   SHARES SUBJECT
                                                     TO CALL/PUT   PREMIUMS
    -----------------------------------------------------------------------
    Options outstanding, December 31, 2007                  --     $     --
    -----------------------------------------------------------------------
    Options written                                     16,200       15,868
    -----------------------------------------------------------------------
    Options expired                                    (15,200)     (13,088)
    -----------------------------------------------------------------------
    Options exercised                                   (1,000)      (2,780)
    -----------------------------------------------------------------------
    Options outstanding, December 31, 2008                  --     $     --
    -----------------------------------------------------------------------

Notes to Financial Statements

10. OTHER MATTERS -- In late 2003, JWS conducted an extensive internal review concerning mutual fund trading practices. JWS's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by JWS (the "Seligman Funds"); this arrangement was in the process of being closed down by JWS before September 2003. JWS identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, JWS, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. JWS also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

    In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against JWS and the Distributor relating to frequent trading in the Seligman Funds. JWS responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that JWS had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

    In September 2006, the NYAG commenced a civil action in New York State Supreme Court against JWS, the Distributor, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by JWS is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by JWS to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

    Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by JWS and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of JWS, RiverSource and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex.

    Neither JWS nor RiverSource believes that the foregoing legal action or other possible actions will have a material adverse impact on JWS, RiverSource or their current and former clients, including the Seligman Funds and other investment companies managed by RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

11. RECENTLY ACCOUNTING PRONOUNCEMENT -- In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. As of December 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

Notes to Financial Statements

12. SUBSEQUENT EVENTS -- On January 8, 2009, the Fund's Board approved in principle the merger of the Fund into RiverSource Balanced Fund. The completion of the merger is subject to approval by shareholders of the Fund. It is currently anticipated that proxy materials regarding the merger will be distributed to shareholders of the Fund during the first or second quarter of 2009, and that a special meeting of shareholders to consider such merger will be scheduled for the second quarter of 2009.

Financial Highlights

The tables below are intended to help you understand each class's financial performance for the periods presented. Certain information reflects financial results for a single share of a class that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding during the period. Total return shows the rate that you would have earned (or lost) on an investment in each class, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes investors may incur on distributions or on the redemption of shares, and are not annualized for periods of less than one year.


CLASS A
---------------------------------------------------------------------------------------
                                                  YEAR ENDED DECEMBER 31,
                                     --------------------------------------------------
                                       2008      2007      2006     2005     2004
---------------------------------------------------------------------------------------
PER SHARE DATA:
---------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR   $13.12    $14.15    $12.67   $12.70   $11.93
---------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
---------------------------------------------------------------------------------------
Net investment income                  0.39      0.72      0.48     0.16     0.16
---------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments and options
written                               (5.26)    (1.03)     1.48    (0.02)    0.81
---------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS      (4.87)    (0.31)     1.96     0.14     0.97
---------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
---------------------------------------------------------------------------------------
Dividends from net investment
income                                (0.39)    (0.72)    (0.48)   (0.16)   (0.16)
---------------------------------------------------------------------------------------
Dividends in excess of net
investment income                     (0.01)       --        --    (0.01)   (0.04)
---------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                   (0.40)    (0.72)    (0.48)   (0.17)   (0.20)
---------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR          $7.85    $13.12    $14.15   $12.67   $12.70
---------------------------------------------------------------------------------------
TOTAL RETURN                         (37.84)%   (2.43)%   15.80%    1.07%    8.18%
---------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
---------------------------------------------------------------------------------------
Net assets, end of year (000s
omitted)                              $31,154   $58,894  $65,824  $65,985  $78,971
---------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                  1.61%     1.46%    1.50%    1.42%    1.38%
---------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                      3.61%     5.00%    3.62%    1.26%    1.30%
---------------------------------------------------------------------------------------
Portfolio turnover rate               124.58%   185.42%  357.62%  219.11%   92.74%
---------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS B
--------------------------------------------------------------------------------------
                                                 YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------
                                      2008      2007      2006     2005     2004
--------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR  $13.05    $14.08    $12.61   $12.64   $11.88
--------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
--------------------------------------------------------------------------------------
Net investment income                 0.32      0.61      0.38     0.06     0.07
--------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments and options
written                              (5.24)    (1.02)     1.47    (0.02)    0.80
--------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS     (4.92)    (0.41)     1.85     0.04     0.87
--------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
--------------------------------------------------------------------------------------
Dividends from net investment
income                               (0.32)    (0.61)    (0.38)   (0.06)   (0.07)
--------------------------------------------------------------------------------------
Dividends in excess of net
investment income                       --     (0.01)       --    (0.01)   (0.04)
--------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                  (0.32)    (0.62)    (0.38)   (0.07)   (0.11)
--------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR         $7.81    $13.05    $14.08   $12.61   $12.64
--------------------------------------------------------------------------------------
TOTAL RETURN                        (38.29)%   (3.16)%   15.01%    0.30%    7.35%
--------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------
Net assets, end of year (000s
omitted)                              $1,203    $3,736   $5,441   $8,010  $12,049
--------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                 2.37%     2.21%    2.25%    2.17%    2.13%
--------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                     2.85%     4.25%    2.86%    0.51%    0.55%
--------------------------------------------------------------------------------------
Portfolio turnover rate              124.58%   185.42%  357.62%  219.11%   92.74%
--------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS C
--------------------------------------------------------------------------------------
                                                 YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------
                                      2008      2007      2006     2005     2004
--------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR  $13.04    $14.07    $12.60   $12.64   $11.88
--------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
--------------------------------------------------------------------------------------
Net investment income                 0.30      0.61      0.38     0.06     0.07
--------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments and options
written                              (5.21)    (1.02)     1.47    (0.03)    0.80
--------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS     (4.91)    (0.41)     1.85     0.03     0.87
--------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
--------------------------------------------------------------------------------------
Dividends from net investment
income                               (0.30)    (0.61)    (0.38)   (0.06)   (0.07)
--------------------------------------------------------------------------------------
Dividends in excess of net
investment income                    (0.02)    (0.01)       --    (0.01)   (0.04)
--------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                  (0.32)    (0.62)    (0.38)   (0.07)   (0.11)
--------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR         $7.81    $13.04    $14.07   $12.60   $12.64
--------------------------------------------------------------------------------------
TOTAL RETURN                        (38.24)%   (3.16)%   15.02%    0.22%    7.35%
--------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------
Net assets, end of year (000s
omitted)                              $6,283    $5,151   $5,879   $6,213   $6,927
--------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                 2.37%     2.21%    2.25%    2.17%    2.13%
--------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                     2.85%     4.25%    2.86%    0.51%    0.55%
--------------------------------------------------------------------------------------
Portfolio turnover rate              124.58%   185.42%  357.62%  219.11%   92.74%
--------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS D
----------------------------------------------------------------------------------------
                                                        YEAR ENDED DECEMBER 31,
                                    1/1/08 TO  -----------------------------------------
                                     5/16/08*    2007      2006     2005     2004
----------------------------------------------------------------------------------------
PER SHARE DATA:
----------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF
PERIOD                               $13.04    $14.07    $12.61   $12.64   $11.88
----------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
----------------------------------------------------------------------------------------
Net investment income                  0.16      0.61      0.38     0.06     0.07
----------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments and options
written                               (0.63)    (1.02)     1.46    (0.02)    0.80
----------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS      (0.47)    (0.41)     1.84     0.04     0.87
----------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
----------------------------------------------------------------------------------------
Dividends from net investment
income                                (0.09)    (0.61)    (0.38)   (0.06)   (0.07)
----------------------------------------------------------------------------------------
Dividends in excess of net
investment income                        --     (0.01)       --    (0.01)   (0.04)
----------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                   (0.09)    (0.62)    (0.38)   (0.07)   (0.11)
----------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD       $12.48    $13.04    $14.07   $12.61   $12.64
----------------------------------------------------------------------------------------
TOTAL RETURN                          (3.57)%   (3.16)%   14.93%    0.30%    7.35%
----------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
----------------------------------------------------------------------------------------
Net assets, end of period (000s
omitted)                                   --    $8,118   $9,228  $10,238  $13,541
----------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                  2.30%+    2.21%    2.25%    2.17%    2.13%
----------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                      3.46%+    4.25%    2.87%    0.51%    0.55%
----------------------------------------------------------------------------------------
Portfolio turnover rate               124.58%(o)185.42%  357.62%  219.11%   92.74%
----------------------------------------------------------------------------------------




-------
See footnotes on page 41.

Financial Highlights

CLASS I
--------------------------------------------------------------------------------------
                                                  YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------
                                      2008      2007      2006     2005     2004
--------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR  $13.20    $14.24    $12.73   $12.74   $11.94
--------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
--------------------------------------------------------------------------------------
Net investment income                 0.42      0.72      0.48     0.16     0.17
--------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments and options
written                              (5.28)    (1.04)     1.51    (0.01)    0.81
--------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS     (4.86)    (0.32)     1.99     0.15     0.98
--------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
--------------------------------------------------------------------------------------
Dividends from net investment
income                               (0.42)    (0.72)    (0.48)   (0.16)   (0.17)
--------------------------------------------------------------------------------------
Dividends in excess of net
investment income                       --        --        --       --    (0.01)
--------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                  (0.42)    (0.72)    (0.48)   (0.16)   (0.18)
--------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR         $7.92    $13.20    $14.24   $12.73   $12.74
--------------------------------------------------------------------------------------
TOTAL RETURN                        (37.62)%   (2.48)%   15.88%    1.16%    8.30%
--------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------
Net assets, end of year (000s
omitted)                                $512      $983     $874     $759     $942
--------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                 1.44%     1.45%    1.49%    1.40%    1.27%
--------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                     3.78%     5.01%    3.62%    1.28%    1.41%
--------------------------------------------------------------------------------------
Portfolio turnover rate              124.58%   185.42%  357.62%  219.11%   92.74%
--------------------------------------------------------------------------------------
Without expense reimbursement:++
--------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                           1.84%    1.71%
--------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                               4.62%    3.40%
--------------------------------------------------------------------------------------



-------
See footnotes on page 41.

Financial Highlights

CLASS R
--------------------------------------------------------------------------------------
                                                  YEAR ENDED DECEMBER 31,
                                    --------------------------------------------------
                                      2008      2007      2006     2005     2004
--------------------------------------------------------------------------------------
PER SHARE DATA:
--------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF YEAR  $13.14    $14.18    $12.67   $12.72   $11.92
--------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENT
OPERATIONS:
--------------------------------------------------------------------------------------
Net investment income                 0.36      0.68      0.45     0.13     0.13
--------------------------------------------------------------------------------------
Net realized and unrealized gain
(loss) on investments and options
written                              (5.25)    (1.03)     1.51    (0.03)    0.82
--------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS     (4.89)    (0.35)     1.96     0.10     0.95
--------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
--------------------------------------------------------------------------------------
Dividends from net investment
income                               (0.36)    (0.68)    (0.45)   (0.13)   (0.13)
--------------------------------------------------------------------------------------
Dividends in excess of net
investment income                    (0.02)    (0.01)       --    (0.02)   (0.02)
--------------------------------------------------------------------------------------
TOTAL DISTRIBUTIONS                  (0.38)    (0.69)    (0.45)   (0.15)   (0.15)
--------------------------------------------------------------------------------------
NET ASSET VALUE, END OF YEAR         $7.87    $13.14    $14.18   $12.67   $12.72
--------------------------------------------------------------------------------------
TOTAL RETURN                        (37.93)%   (2.73)%  15.73%     0.78%    7.99%
--------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
--------------------------------------------------------------------------------------
Net assets, end of year (000s
omitted)                                 $93       $65     $100     $290       $5
--------------------------------------------------------------------------------------
Ratio of expenses to average net
assets                                 1.87%     1.71%    1.75%    1.67%    1.63%
--------------------------------------------------------------------------------------
Ratio of net investment income to
average net assets                     3.35%     4.75%    3.36%    1.01%    1.05%
--------------------------------------------------------------------------------------
Portfolio turnover rate              124.58%   185.42%  357.62%  219.11%   92.74%
--------------------------------------------------------------------------------------



-------
     * Date of conversion to Class C shares.
   (o) Computed at the Fund level for the year ended December 31, 2008.
     + Annualized.
    ++ The Manager, at its discretion, reimbursed certain expenses for the Class
       I shares.
See Notes to Financial Statements.

Report of Independent Registered
Public Accounting Firm

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
SELIGMAN INCOME AND GROWTH FUND, INC.

We have audited the accompanying statement of assets and liabilities of Seligman Income and Growth Fund, Inc. (the "Fund"), including the portfolio of investments, as of December 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Seligman Income and Growth Fund, Inc. as of December 31, 2008, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York
February 27, 2009

Required Federal Income Tax Information (unaudited)

Dividends paid for the year ended December 31, 2008 are subject to federal income tax as "ordinary income." Under the Internal Revenue Code, the dividends paid to corporate shareholders that qualify for the dividends received deduction were as follows:

------------------------------------------------------------------------
                                                      DIVIDENDS RECEIVED
                                                       DEDUCTION PERCENT
------------------------------------------------------------------------
Class A                                                      50.96%
------------------------------------------------------------------------
Class B                                                      65.83
------------------------------------------------------------------------
Class C                                                      56.42
------------------------------------------------------------------------
Class D                                                      97.37
------------------------------------------------------------------------
Class I                                                      50.07
------------------------------------------------------------------------
Class R                                                      56.88
------------------------------------------------------------------------



In order to claim the dividends received deduction for these distributions, corporate shareholders must have held their shares for 46 days or more during the 90-day period beginning 45 days before each ex-dividend date.

For the year ended December 31, 2008, the Fund designates the following as qualified dividends to individual shareholders:

-------------------------------------------------------------------------
                                                      QUALIFIED DIVIDENDS
                                                            PERCENT
-------------------------------------------------------------------------
Class A                                                      42.18%
-------------------------------------------------------------------------
Class B                                                      54.49
-------------------------------------------------------------------------
Class C                                                      46.70
-------------------------------------------------------------------------
Class D                                                      80.60
-------------------------------------------------------------------------
Class I                                                      41.45
-------------------------------------------------------------------------
Class R                                                      47.08
-------------------------------------------------------------------------



In order for an individual to claim dividends received as qualified dividends, individual shareholders must have held their shares for more than 60 days during the 121-day period beginning 60 days before each ex-dividend date.

Matters Relating to the Directors'
Consideration of the Approval of the Investment Management Services Agreement

BACKGROUND

On July 7, 2008, RiverSource Investments, LLC ("RiverSource"), a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), entered into a stock purchase agreement with the shareholders of J. & W. Seligman & Co. Incorporated ("Seligman") under which RiverSource would acquire all of the outstanding capital stock of Seligman (the "Transaction"). The consummation of the Transaction resulted in the automatic termination of the Fund's management agreement with Seligman (the "Seligman Management Agreement"). In anticipation of the termination of the Seligman Management Agreement, at a meeting held on July 29, 2008, the directors of the Fund then serving unanimously approved an investment management agreement with RiverSource (the "Proposed Advisory Agreement"). At the special meeting of shareholders of the Fund held on November 3, 2008, the shareholders approved the Proposed Advisory Agreement. The Transaction closed on November 7, 2008, and upon the closing, RiverSource became the investment advisor to the Fund.

BOARD CONSIDERATIONS

Prior to their approval of the Proposed Advisory Agreement, the directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction and matters related to the proposed approval by, Seligman, RiverSource and Ameriprise.

In consultation with experienced counsel, who advised on the legal standards for consideration by the directors, the directors reviewed the Proposed Advisory Agreement with RiverSource. The independent directors also discussed the proposed approval with counsel in private sessions.

At their meetings on June 12, 2008, July 17, 2008 and July 29, 2008, the directors discussed the Transaction with Seligman, and the Transaction and RiverSource's plans and intentions regarding the Fund with representatives of Ameriprise and RiverSource.

The directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the directors did not identify any particular information that was all-important or controlling, and directors may have attributed different weights to the various factors. The directors determined that the selection of RiverSource to advise the Fund, and the overall arrangements between the Fund and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Fund and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the directors considered relevant. The material factors and conclusions that formed the basis for the directors' determination included, in addition, the factors discussed in further detail below:

  (i) the reputation, financial strength and resources of RiverSource, and its parent, Ameriprise;

  (ii) the capabilities of RiverSource with respect to compliance and its regulatory histories;

  (iii) an assessment of RiverSource's compliance system by the Fund's Chief Compliance Officer;

  (iv) that RiverSource and Ameriprise assured the directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Fund or its shareholders;

Matters Relating to the Directors'
Consideration of the Approval of the Investment Management Services Agreement

  (v) that within the past year the directors had performed a full annual review of the Seligman Management Agreement, as required by the Investment Company Act of 1940 ("1940 Act"), for the Fund and had determined that they were satisfied with the nature, extent and quality of services provided thereunder and that the management fee rate for the Fund was satisfactory;

  (vi) the potential benefits to the Fund of the combination of RiverSource and Seligman to the Fund, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities, including a new team of portfolio managers for the Fund; a continued high level of service to the Fund; and the potential for realization of economies of scale over time since the Fund will be part of a much larger fund complex;

  (vii) the fact that the Fund's total advisory and administrative fees would not increase by virtue of the Proposed Advisory Agreement, but would remain the same;

  (viii) that RiverSource, and not the Fund, would bear the costs of obtaining all approvals of the Proposed Advisory Agreement;

  (ix) the qualifications of the personnel of RiverSource and Ameriprise that would provide advisory and administrative services to the Fund;

  (x) the terms and conditions of the Proposed Advisory Agreement, including the directors' review of differences from the Seligman Management Agreement;

  (xi) that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the closing of the Transaction, any "unfair burden" (within the meaning of Section 15(f) of 1940 Act) on the Fund; and

  (xii) that certain members of RiverSource's management have a significant amount of experience integrating other fund families.

NATURE, EXTENT AND QUALITY OF SERVICES PROVIDED

In considering the nature, extent and quality of the services to be provided under the Proposed Advisory Agreement, the directors of the Fund considered, among other things, the expected impact of the Transaction on the operations of the Fund, the information provided by RiverSource with respect to the nature, extent and quality of services to be provided by it, RiverSource's compliance programs and compliance records, and presentations provided on the quality of RiverSource's investment research capabilities and the other resources it and Ameriprise have indicated that they would dedicate to performing services for the Fund.

The directors noted the professional experience and qualifications of the new portfolio management team proposed for the Fund and other senior personnel of RiverSource. The directors considered a report by, the Fund's Chief Compliance Officer, assessing RiverSource's compliance system, which was followed by a private session with the Fund's Chief Compliance Officer. They also discussed RiverSource's compliance system with the Chief Compliance Officer for the funds managed by RiverSource. The directors also considered RiverSource's presentation on the selection of brokers and dealers for portfolio transactions. As administrative services (provided under the Seligman Management Agreement) would be provided to the Fund by Ameriprise at no additional cost under a new administrative services agreement rather than pursuant to the Proposed Advisory Agreement, the directors considered Ameriprise's capability

Matters Relating to the Directors'
Consideration of the Approval of the Investment Management Services Agreement


to provide such administrative services as well as RiverSource's and Ameriprise's roles in coordinating the activities of the Fund's other service providers. The directors noted that Ameriprise intended to continue Seligman's practice of sub-contracting administrative services provided by Seligman for the Fund to State Street Bank and Trust Company for the foreseeable future. The directors concluded that, overall, they were satisfied with assurances from RiverSource and Ameriprise as to the expected nature, extent and quality of the services to be provided to the Fund under the Proposed Advisory Agreement and the new administrative services agreement.

COSTS OF SERVICES PROVIDED AND PROFITABILITY

In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the directors considered, among other things, the projected pre-tax, pre-distribution expense profitability of RiverSource's proposed relationship with the Fund and discussed the assumptions of RiverSource and the limitations of the information provided. The directors noted that RiverSource had undertaken to provide profitability information in connection with future contract continuances. The directors also considered RiverSource's financial condition based on information provided by it.

The directors noted that the proposed fee under the Proposed Advisory Agreement was the same as provided under the Seligman Management Agreement. The directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing the projected profitability information, the directors considered the effect of fall-out benefits on RiverSource's expenses. The directors concluded that they were satisfied that RiverSource's estimated future profitability from its relationship with the Fund was not excessive.

FALL-OUT BENEFITS

The directors considered that RiverSource would benefit from soft dollar arrangements using portfolio brokerage of the Fund. The directors also noted RiverSource's representation that none of its affiliated broker-dealers was expected to provide brokerage services to the Fund. The directors reviewed information about RiverSource's practices with respect to allocating portfolio brokerage for brokerage and research services. The directors also considered that broker-dealer affiliates of RiverSource, including a broker-dealer affiliate of Seligman (which became an affiliate of RiverSource following the closing of the Transaction) will receive 12b-1 fees from the Fund in respect of shares held in certain accounts, and that the Fund's distributor (which also became a subsidiary of RiverSource following the closing of the Transaction) retains a portion of the 12b-1 fees from the Fund and receives a portion of the sales charges on sales or redemptions of certain classes of shares of the Fund. The directors recognized that RiverSource's profitability would be somewhat lower without these benefits. The directors noted that RiverSource may derive reputational and other benefits from its association with the Fund.

INVESTMENT RESULTS

The directors received and reviewed detailed performance information on the Fund at each regular Board meeting during the year in addition to the information received for the meeting regarding approval of the Proposed Advisory Agreement.

Matters Relating to the Directors'
Consideration of the Approval of the Investment Management Services Agreement

The directors noted that two new portfolio management teams were being proposed by RiverSource for the Fund and that the new teams would use an investment process derived from the strategy of RiverSource Diversified Bond Fund, with respect to the fixed income aspect of the Fund, and RiverSource Equity Value Fund, with respect to the equity aspect of the Fund, in each case modified to be consistent with the Fund's strategies as disclosed in its prospectus. The directors discussed the portfolio management teams, their investment strategies and process and historical performance records with representatives of RiverSource.

The directors reviewed information comparing the Fund to the Lipper Mixed-Asset Target Allocation Growth Funds Average, the Lehman Brothers Government/Credit Index and to a blended index prepared by Seligman comprised of 60% Standard & Poor's 500 Index and 40% Lehman Brothers Government/Credit Bond Index (rebalanced monthly), as well as performance relative to the other funds in the Lipper Mixed-Asset Target Allocation Growth Funds Average and to a group of competitor funds selected by Seligman. The directors also reviewed performance information for RiverSource Diversified Bond Fund and RiverSource Equity Value Fund. The directors noted that such performance information was not directly comparable to the Fund's performance information but was presented to demonstrate the skill and experience of the proposed portfolio management teams. The directors noted that RiverSource Diversified Bond Fund had generally lagged its benchmark, the Lehman Brothers Aggregate Bond Index, for the periods provided. RiverSource explained that the fund's more recent results had been negatively impacted by certain positions that were established early from a market standpoint but were now starting to yield benefits as the market environment developed. RiverSource added that it retained confidence in that management team. With respect to the management team proposed for the equity component of the Fund, the directors noted that RiverSource Equity Value Fund had generally exceeded the Russell 1000 Value Index for the periods provided.

The directors recognized that it is not possible to predict what effect, if any, consummation of the Transaction would have on the future performance of the Fund.

MANAGEMENT FEES AND OTHER EXPENSES

The directors considered the proposed advisory fee rate to be paid by the Fund to RiverSource, which is the same as the management fee rate paid by the Fund under the Seligman Management Agreement. In addition to the materials provided by Seligman, RiverSource provided information regarding the fees for each of the RiverSource funds and managed accounts. The directors noted that the effective advisory fee rate for the RiverSource fund in the same Lipper category as the Fund was lower than the proposed advisory fee rate for the Fund. The directors recognized that it is difficult to make comparisons of advisory and management fees because there are variations in the services that are included in the fees paid by other funds.

The directors compared the Fund's proposed advisory fee rate to the rate paid by other funds in its Lipper category (the "peer group"). In considering the proposed advisory fee rate, the directors noted that the management fee rate under the Seligman Management Agreement covers administrative services provided by Seligman, whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to the Fund pursuant to a separate administrative services agreement initially without a fee. The directors further considered that the administrative fees, since they are not included in an advisory

Matters Relating to the Directors'
Consideration of the Approval of the Investment Management Services Agreement


agreement, could be increased without stockholder approval, although RiverSource noted that, at that time, it did not have an intention to seek an increase, and that any such administrative fee increase would require board approval. The directors also noted RiverSource's and Ameriprise's covenants in the Transaction's stock purchase agreement regarding compliance with Section 15(f) of the 1940 Act.

The directors also reviewed the Fund's total expense ratio as compared to the fees and expenses of funds within its peer group. In considering the expense ratios of the Fund, the directors noted that the Fund has elected to have shareholder services provided at cost by Seligman Data Corp. ("SDC"). SDC provides services exclusively to the Seligman Group of Funds, and the directors believed that the arrangement with SDC has provided the Fund and its shareholders with a consistently high level of service. The directors noted that RiverSource had previously indicated that no changes to the arrangements with SDC were being proposed at the time by RiverSource.

The directors noted that they had concluded in their most recent continuance considerations regarding the Seligman Management Agreement that the management fee and total expense ratio were at an understandable level in light of the quality of services provided to the Fund and in comparison to the Fund's peer group; that the advisory fee would not be increased and would stay the same for the Fund; that the total expense ratio had not changed materially since that determination; and that RiverSource had represented that the overall expenses for the Fund were not expected to be adversely affected by the Transaction. On that basis, the directors concluded that the total expense ratio and proposed advisory fee for the Fund anticipated to result from the proposed arrangements with RiverSource was acceptable.

ECONOMIES OF SCALE

The directors noted that the management fee schedule for the Fund contains breakpoints that reduce the fee rate on assets above specified levels. The directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by their investment advisers as assets increase. The directors do not believe that there is a uniform methodology for establishing breakpoints that give effect to fund-specific economies of scale with respect to services provided by fund advisers. The directors also observed that in the investment company industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply, and that the advisory agreements for many competitor funds do not have breakpoints at all. The directors noted that RiverSource had indicated that no changes to the Fund's breakpoint arrangements were proposed to be made at the time. Having taken these factors into account, the directors concluded that the Fund's breakpoint arrangements were acceptable under the Fund's circumstances. The directors also recognized that the Fund may benefit from certain economies of scale over time from becoming a part of the larger RiverSource fund complex, based on potential future synergies of operations.

Proxy Results

Shareholders of Seligman Income and Growth Fund, Inc. voted on two proposals at a Special Meeting of Shareholders held on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

PROPOSAL 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                                                        FOR           AGAINST       ABSTAIN
    -----------------------------------------------------------------------------------------
                                                   2,504,278.434    87,252.250    142,446.309
    -----------------------------------------------------------------------------------------


PROPOSAL 2
To elect ten directors to the Board:

                                                           FOR                     WITHHELD
    ----------------------------------------------------------------------------------------
    Kathleen Blatz                                    3,317,068.106              180,021.887
    ----------------------------------------------------------------------------------------
    Arne H. Carlson                                   3,135,800.031              181,289.962
    ----------------------------------------------------------------------------------------
    Pamela G. Carlton                                 3,137,335.187              179,754.806
    ----------------------------------------------------------------------------------------
    Patricia M. Flynn                                 3,137,335.187              179,754.806
    ----------------------------------------------------------------------------------------
    Anne P. Jones                                     3,132,149.944              184,940.049
    ----------------------------------------------------------------------------------------
    Jeffrey Laikind                                   3,137,068.106              180,021.887
    ----------------------------------------------------------------------------------------
    Stephen R. Lewis, Jr.                             3,137,335.187              179,754.806
    ----------------------------------------------------------------------------------------
    Catherine James Paglia                            3,133,026.656              184,063.337
    ----------------------------------------------------------------------------------------
    Alison Taunton-Rigby                              3,133,690.373              183,399.620
    ----------------------------------------------------------------------------------------
    William F. Truscott                               3,118,838.161              198,251.832
    ----------------------------------------------------------------------------------------

Directors and Officers

Shareholders elect a Board of Directors that oversees the Fund's operations. In connection with the acquisition of the Fund's prior investment manager, J. & W. Seligman & Co. Incorporated, by RiverSource Investments, LLC, shareholders of the Fund voted at a Special Meeting of Shareholders held on November 3, 2008 to elect 10 members to the Fund's Board. Messrs. Maher and Richie served on the Fund's Board prior to the acquisition and will continue to do so.

Each member of the Board oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. The address of each Director is 901 S. Marquette Ave., Minneapolis, MN 55402.

Independent Directors


                               PRINCIPAL OCCUPATION(S) DURING PAST FIVE
NAME, (AGE), POSITION(S)       YEARS, DIRECTORSHIPS
HELD WITH FUND                 AND OTHER INFORMATION
-----------------------------------------------------------------------
KATHLEEN BLATZ (54)(1,2,6,7)   Attorney. Formerly, Chief Justice,
- Director: From November 7,   Minnesota Supreme Court, 1998-2006.
  2008
-----------------------------------------------------------------------
ARNE H. CARLSON                Formerly, Chairman, RiverSource Funds,
(74)(1,2,3,5,6)                1999-2006; Governor of Minnesota.
- Director: From November 7,
  2008
-----------------------------------------------------------------------
PAMELA G. CARLTON (54)(4,6,7)  President, Springboard -- Partners in
- Director: From November 7,   Cross Cultural Leadership (consulting
  2008                         company).
-----------------------------------------------------------------------
PATRICIA M. FLYNN (58)(1,3,6)  Trustee Professor of Economics and
- Director: From November 7,   Management, Bentley College. Formerly,
  2008                         Dean, McCallum Graduate School of
                               Business, Bentley College.
-----------------------------------------------------------------------
ANNE P. JONES (73)(1,2,6,7)    Attorney and Consultant.
- Director: From November 7,
  2008
-----------------------------------------------------------------------
JEFFREY LAIKIND, CFA           Director, American Progressive
(73)(4,6,7)                    Insurance. Formerly, Managing Director,
- Director: From November 7,   Shikiar Asset Management.
  2008
-----------------------------------------------------------------------
STEPHEN R. LEWIS, JR.          President Emeritus and Professor of
(69)(1,2,3,4,6)                Economics, Carleton College; Director,
- Director and Chairman of     Valmont Industries, Inc. (manufactures
  the Board: From November 7,  irrigation systems).
  2008
-----------------------------------------------------------------------
JOHN F. MAHER (64)(4,6,7)      Retired President and Chief Executive
- Director: December 2006 to   Officer, and former Director, Great
  Date                         Western Financial Corporation (bank
                               holding company) and its principal
                               subsidiary, Great Western Bank (a
                               federal savings bank).
-----------------------------------------------------------------------
CATHERINE JAMES PAGLIA         Director, Enterprise Asset Management,
(56)(2,3,4,5,6)                Inc. (private real estate and asset
- Director: From November 7,   management company).
  2008
-----------------------------------------------------------------------
LEROY C. RICHIE (66)(3,4,6)    Counsel, Lewis & Munday, P.C. (law
- Director: 2000 to Date       firm); Director, Vibration Control
                               Technologies, LLC (auto vibration
                               technology); Lead Outside Director,
                               Digital Ally Inc. (digital imaging) and
                               Infinity, Inc. (oil and gas exploration
                               and production); Director and Chairman,
                               Highland Park Michigan Economic
                               Development Corp.; and Chairman, Detroit
                               Public Schools Foundation; Director, OGE
                               Energy Corp. (energy and energy services
                               provider). Formerly, Chairman and Chief
                               Executive Officer, Q Standards
                               Worldwide, Inc. (library of technical
                               standards); Director, Kerr-McGee
                               Corporation (diversified energy and
                               chemical company); Trustee, New York
                               University Law Center Foundation; and
                               Vice Chairman, Detroit Medical Center
                               and Detroit Economic Growth Corp.
-----------------------------------------------------------------------

-------
See footnotes on page 51.

Directors and Officers


NAME, (AGE), POSITION(S)       PRINCIPAL OCCUPATION(S) DURING PAST FIVE
HELD WITH FUND                 YEARS, DIRECTORSHIPS AND OTHER INFORMATION
-------------------------------------------------------------------------
ALISON TAUNTON-RIGBY           Chief Executive Officer and Director,
(64)(3,4,5,6)                  RiboNovix, Inc. since 2003
- Director:                    (biotechnology); Director, Idera
  From November 7, 2008        Pharmaceutical, Inc. (biotechnology);
                               Healthways, Inc. (health management
                               programs). Formerly, President, Forester
                               Biotech.
-------------------------------------------------------------------------

Interested Director(*)

-------------------------------------------------------------------------
WILLIAM F. TRUSCOTT (48)(*6)   President -- US Asset Management and
- Director and Vice            Chief Investment Officer, Ameriprise
  President:                   Financial, Inc. and President, Chairman
  From November 7, 2008        of the Board, and Chief Investment
                               Officer, RiverSource Investments, LLC;
                               Director, President and Chief Executive
                               Officer, Ameriprise Certificate Company;
                               and Chairman of the Board, Chief
                               Executive Officer, and President,
                               RiverSource Distributors, Inc. Formerly,
                               Senior Vice President -- Chief
                               Investment Officer, Ameriprise
                               Financial, Inc.; and Chairman of the
                               Board and Chief Investment Officer,
                               RiverSource Investments, LLC, 2001-2005.
-------------------------------------------------------------------------

-------

* Mr. Truscott is considered an "interested person" of the Fund, as defined in the Investment Company Act of 1940, as amended, by virtue of his position with Ameriprise Financial, Inc. and its affiliates.

Member:  1 Board Governance Committee
         2 Compliance Committee
         3 Contracts Committee
         4 Distribution Committee
         5 Executive Committee
         6 Investment Review Committee
         7 Joint Audit Committee

Fund Officers

The Board appoints officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Director and Vice President of the Fund, the Fund's other officers are:

NAME, (AGE), POSITION(S)       PRINCIPAL OCCUPATION(S) DURING PAST
HELD WITH FUND, ADDRESS        FIVE YEARS
-------------------------------------------------------------------------
PATRICK T. BANNIGAN (43)       Director and Senior Vice
- President: From November 7,  President -- Asset Management, Products
  2008                         and Marketing, RiverSource Investments,
- 172 Ameriprise Financial     LLC; Director and Vice
  Center Minneapolis, MN       President -- Asset Management, Products
  55474                        and Marketing, RiverSource Distributors,
                               Inc. Formerly, Managing Director and
                               Global Head of Product, Morgan Stanley
                               Investment Management, 2004-2006;
                               President, Touchstone Investments, 2002-
                               2004.
-------------------------------------------------------------------------
MICHELLE M. KEELEY (44)        Executive Vice President -- Equity and
- Vice President: From         Fixed Income, Ameriprise Financial, Inc.
  November 7, 2008             and RiverSource Investments, LLC; Vice
- 172 Ameriprise Financial     President -- Investments, Ameriprise
  Center Minneapolis, MN       Certificate Company. Formerly, Senior
  55474                        Vice President -- Fixed Income,
                               Ameriprise Financial, Inc., 2002-2006
                               and RiverSource Investments, LLC, 2004-
                               2006.
-------------------------------------------------------------------------

Directors and Officers

NAME, (AGE), POSITION(S)       PRINCIPAL OCCUPATION(S) DURING
HELD WITH FUND, ADDRESS        PAST FIVE YEARS
-----------------------------------------------------------------------
AMY K. JOHNSON (43)            Vice President -- Asset Management and
- Vice President: From         Trust Company Services, RiverSource
  November 7, 2008             Investments, LLC. Formerly, Vice
- 5228 Ameriprise Financial    President -- Operations and Compliance,
  Center Minneapolis, MN       RiverSource Investments, LLC, 2004-2006;
  55474                        Director of Product
                               Development -- Mutual Funds, Ameriprise
                               Financial, Inc., 2001-2004.
-----------------------------------------------------------------------
SCOTT R. PLUMMER (49)          Vice President and Chief
- Vice President, General      Counsel -- Asset Management, Ameriprise
  Counsel and Secretary: From  Financial, Inc.; Chief Counsel,
  November 7, 2008             RiverSource Distributors, Inc. and Chief
- 5228 Ameriprise Financial    Legal Officer and Assistant Secretary,
  Center Minneapolis, MN       RiverSource Investments, LLC; Vice
  55474                        President, General Counsel, and
                               Secretary, Ameriprise Certificate
                               Company. Formerly, Vice
                               President -- Asset Management
                               Compliance, Ameriprise Financial, Inc.,
                               2004-2005; Senior Vice President and
                               Chief Compliance Officer, USBancorp
                               Asset Management, 2002-2004.
-----------------------------------------------------------------------
LAWRENCE P. VOGEL (52)         Treasurer of each of the investment
- Treasurer: 2000 to Date      companies of the Seligman Group of Funds
- 100 Park Avenue              since 2000; and Treasurer, Seligman Data
  New York, NY 10017           Corp. since 2000. Formerly, Senior Vice
                               President, J. & W. Seligman & Co.
                               Incorporated and Vice President of each
                               of the investment companies of the
                               Seligman Group of Funds, 1992-2008.
-----------------------------------------------------------------------
ELEANOR T.M. HOAGLAND (56)     Chief Compliance Officer, RiverSource
- Chief Compliance Officer:    Investments, LLC (J. & W. Seligman & Co.
  2004 to Date                 Incorporated prior to November 7, 2008),
- Money Laundering Prevention  of each of the investment companies of
  Officer and Identity Theft   the Seligman Group of Funds since 2004;
  Prevention Officer: From     Money Laundering Prevention Officer and
  November 7, 2008             Identity Theft Prevention Officer,
- 100 Park Avenue              RiverSource Investments, LLC for each of
  New York, NY 10017           the investment companies of the Seligman
                               Group of Funds since November 7, 2008.
                               Formerly, Managing Director, J. & W.
                               Seligman & Co. Incorporated and Vice
                               President of each of the investment
                               companies of the Seligman Group of
                               Funds, 2004-2008.
-----------------------------------------------------------------------



The Fund's Statement of Additional Information (SAI) includes additional information about Fund directors and is available, without charge, upon request. You may call toll-free (800) 221-2450 in the US or call collect (212) 682-7600 outside the US to request a copy of the SAI, to request other information about the Fund, or to make shareholder inquiries.

Additional Fund Information


FUND SYMBOLS              GENERAL DISTRIBUTOR             IMPORTANT TELEPHONE NUMBERS

Class A: SINFX            RiverSource Fund Distributors,  (800) 221-2450  Shareholder Services
Class B: SIBBX            Inc. (formerly Seligman         (800) 445-1777  Retirement Plan
Class C: SIMCX            Advisors, Inc.)                                 Services
Class R: SIFRX            100 Park Avenue                 (212) 682-7600  Outside the United
                          New York, NY 10017                              States
MANAGER                                                   (800) 622-4597  24-Hour Automated
From November 7, 2008     SHAREHOLDER SERVICE AGENT                       Telephone Access
RiverSource Investments,  Seligman Data Corp.                             Service
LLC                       100 Park Avenue
200 Ameriprise Financial  New York, NY 10017
Center
Minneapolis, MN 55474     Mail inquiries to:
                          P.O. Box 9759
                          Providence, RI 02940-9759
Until November 6, 2008
J. & W. Seligman & Co.    INDEPENDENT REGISTERED PUBLIC
Incorporated              ACCOUNTING FIRM
100 Park Avenue           Deloitte & Touche LLP
New York, NY 10017


--------------------------------------------------------------------------------

QUARTERLY SCHEDULE OF INVESTMENTS

A complete schedule of portfolio holdings owned by the Fund will be filed with the SEC for the first and third quarter of each fiscal year on Form N-Q, and will be available to shareholders (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US or
(ii) on the SEC's website at WWW.SEC.GOV.(1) In addition, the Form N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. Certain of the information contained in the Fund's Form N-Q is also made available to shareholders on Seligman's website at WWW.SELIGMAN.COM.(1)

PROXY VOTING

A description of the policies and procedures used by the Fund to determine how to vote proxies relating to portfolio securities as well as information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US and (ii) on the SEC's website at WWW.SEC.GOV.(1) Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

-------
(1) These website references are inactive textual references and information contained in or otherwise accessible through the websites does not form a part of this report or the Fund's prospectuses or statement of additional information.

                      [This Page Intentionally Left Blank]

      LOGO

      This report is intended only for the information of shareholders or those who have received the offering prospectus covering shares of Capital Stock of Seligman Income and Growth Fund, Inc., which contains information about the investment objectives, risks, charges, and expenses of the Fund, each of which should be considered carefully before investing or sending money.






EQIN2 12/08